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                                                                    EXHIBIT 99.2

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                          INVENTORY PURCHASE AGREEMENT

                                     Between

                                 UOP LLC ("UOP")

                                       And

                     LAROCHE INDUSTRIES INC. (the "Company")


Dated as of May 28, 1999




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                          INVENTORY PURCHASE AGREEMENT

                                Table of Contents

ARTICLE I
PURCHASE OF ASSETS;
ASSUMPTION OF CERTAIN LIABILITIES.................................................................................1
         Section 1.1.  Assets To Be Acquired......................................................................1
                                1.1.1.  Inventory.................................................................2
                                1.1.2.  Certain Rights............................................................2
         Section 1.2.  Excluded Assets............................................................................2
         Section 1.3.  Assumed Liabilities.  .....................................................................2
         Section 1.4.  Excluded Liabilities.  ....................................................................2
                                1.4.1.  Taxes.  ..................................................................2
                                1.4.2.  Product Liability Claims.  ...............................................3
                                1.4.3.  Environmental Claims.  ...................................................3
                                1.4.4.  General.  ................................................................3

ARTICLE II
THE CLOSING; PURCHASE PRICE.......................................................................................3
         Section 2.1.  The Closing.  .............................................................................3
         Section 2.2.  Purchase Price.............................................................................3
                                2.2.1.  Amount, Inventory Holdback and Inventory Holdback
                                                 Agreement........................................................3
                                2.2.2.  Allocation................................................................4
         Section 2.3.  Transferable Equity........................................................................4
                                2.3.1.  Transferable Balance Sheet................................................4
                                2.3.2.  Completion................................................................5
         Section 2.4.  Post-Closing Adjustment of Purchase Price..................................................5
                                2.4.1.  Closing Date Balance Sheet................................................5
                                2.4.2.  UOP's Review.  ...........................................................6
                                2.4.3.  Statements of Closing Transferable Equity and Purchase Price
                                                 Adjustment.......................................................6
                                2.4.4.  Delivery of Statements.  .................................................7
                                2.4.5.  Independent Review.  .....................................................7
                                2.4.6.  Resolution.  .............................................................7
         Section 2.5.  Settlement of Purchase Price Adjustment.  .................................................8
                                2.5.1.  Increase In Purchase Price.  .............................................8
                                2.5.2.  Decrease In Purchase Price................................................8

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

ARTICLE III
REPRESENTATIONS AND WARRANTIES
OF THE COMPANY....................................................................................................8
         Section 3.1.  Organization of the Company and the CRILAR JV.  ...........................................8
         Section 3.2.  Qualification of the Company and the CRILAR JV.  ..........................................8
         Section 3.3.  Corporate Authorization....................................................................9
                                3.3.1.  Authority.  ..............................................................9
                                3.3.2.  No Breach or Violation.  .................................................9
         Section 3.4.  Financial Statements......................................................................10
                                3.4.1.  Schedules and Accuracy. .................................................10
                                3.4.2.  No Undisclosed Liabilities...............................................10
                                3.4.3.  Absence of Changes.......................................................10
                                3.4.4.  Discharge of Liabilities.................................................11
         Section 3.5.    [INTENTIONALLY LEFT BLANK]..............................................................11
         Section 3.6.  Properties; Leases; Tangible Assets.......................................................11
                                3.6.1.  Title....................................................................11
         Section 3.7.  Complete Sale.............................................................................12
         Section 3.8.  Backlog...................................................................................12
                                3.8.1.  Amount...................................................................12
                                3.8.2.  Ordinary Course..........................................................12
         Section 3.9.  Intellectual Property.....................................................................12
                                3.9.1.  Patents and Know-How.....................................................12
         Section 3.10.  Litigation...............................................................................14
                                3.10.1.  Litigation Pending or Threatened........................................14
                                3.10.2.  This Transaction........................................................14
         Section 3.11.  Insurance................................................................................14
         Section 3.12.  Third Party Consents.....................................................................14
         Section 3.13.  Permits; Compliance; Reports; Clearances.................................................15
                                3.13.1.  Necessary Permits.......................................................15
                                3.13.2.  Compliance with Law.....................................................15
                                3.13.3.  Reports.................................................................15
         Section 3.14.  Environmental Protection.................................................................15
                                3.14.1.  Environmental Permits...................................................15
                                3.14.2.  No Violation............................................................16
                                3.14.3.  No Litigation or Proceedings............................................16
                                3.14.4.  No Notice...............................................................16
                                3.14.5.  No Basis For Liability..................................................16
                                3.14.6.  No Expenditures.........................................................16
         Section 3.15.  Product Warranties.......................................................................17
                                3.15.1.  Warranty Statements.....................................................17
                                3.15.2.  Product Warranty Claims.................................................17
         Section 3.16.  Government Authorizations................................................................17
                                3.16.1.  U.S. Authority..........................................................17
                                3.16.2.  Foreign Authority.......................................................17
         Section 3.17.  Tax Matters..............................................................................18
                                3.17.1.  Returns.................................................................18


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



         Section 3.18.  Brokers..................................................................................18
         Section 3.19.  Material Disclosures.....................................................................18

ARTICLE IV

REPRESENTATIONS AND WARRANTIES
OF UOP...........................................................................................................18
         Section 4.1.  Organization..............................................................................18
         Section 4.2.  Corporate Authorization...................................................................18
                                4.2.1.  Authority................................................................18
                                4.2.2.  No Breach or Violation...................................................19
         Section 4.3.  Government Authorizations.................................................................19
                                4.3.1.  U.S. Authority...........................................................19
                                4.3.2.  Foreign Authority........................................................19
         Section 4.4.  Brokers...................................................................................20

ARTICLE V

COVENANTS........................................................................................................20
         Section 5.1.  Conduct of the Business...................................................................20
                                5.1.1.  Affirmative Covenants....................................................20
                                5.1.2.  Negative Covenants.......................................................21
         Section 5.2.  Access to Information.....................................................................22
                                5.2.1.  Access...................................................................22
                                5.2.2.  Customer Introductions...................................................22
                                5.2.3.  Access After Closing.....................................................22
         Section 5.3.  Filings and Authorizations................................................................22
                                5.3.1.  HSR Act Filings..........................................................22
                                5.3.2.  General..................................................................23
         Section 5.4.  Administration of Accounts................................................................23
                                5.4.1.  In Trust For UOP.........................................................23
                                5.4.2.  In Trust For the Company.................................................23
                                5.4.3.  Accounts Payable by the Company..........................................23
                                5.4.4.  Accounts Receivable of the Company.......................................23
         Section 5.5.  Tax Matters...............................................................................23
                                5.5.1.  The Company's Obligations................................................23
                                5.5.2.  UOP's Obligations........................................................24
                                5.5.3.  Tax on Transaction.......................................................24
                                5.5.4.  Tax Controversies, Assistance and Cooperation............................24
         Section 5.6.  Post-Closing Warranty Services............................................................26
         Section 5.7.  The Company's Trade Names.................................................................27
         Section 5.8.  Further Assurances........................................................................27
         Section 5.9.  Public Announcements......................................................................27



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


ARTICLE VI

CONDITIONS PRECEDENT TO OBLIGATIONS OF UOP.......................................................................27
         Section 6.1.  Conditions................................................................................27
                                6.1.1.  Representations and Warranties...........................................27
                                6.1.2.  No Material Adverse Change...............................................27
                                6.1.3.  Schedules Delivered......................................................28
                                6.1.4.  No Adverse Facts Disclosed...............................................28
                                6.1.5.  HSR Act Waiting Period...................................................28
                                6.1.6.  Obtaining of Consents and Approvals......................................28
                                6.1.7.  Performance by the Company...............................................28
                                6.1.8.  Absence of Litigation....................................................28
                                6.1.9.  Officer's Certificate....................................................29
                                6.1.10. Delivery of Documents....................................................29
                                6.1.11. Approval by UOP Board....................................................29
         Section 6.2.  Waiver....................................................................................29

ARTICLE VII

CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY...............................................................30
         Section 7.1.  Conditions................................................................................30
                                7.1.1.  Representations and Warranties...........................................30
                                7.1.2.  HSR Act Waiting Period...................................................30
                                7.1.3.  Performance by UOP.......................................................30
                                7.1.4.  Absence of Litigation....................................................30
                                7.1.5.  Officer's Certificate....................................................30
                                7.1.6.  Obtaining of Consents and Approvals......................................30
                                7.1.7.  Delivery of Documents....................................................31
         Section 7.2.  Waiver....................................................................................31

ARTICLE VIII

INDEMNIFICATION..................................................................................................31
         Section 8.1.  Survival of Certain Provisions............................................................31
                                8.1.1.  Survival of Representations and Warranties...............................31
                                8.1.2.  Covenants and Indemnification Provisions.................................31
         Section 8.2.  General Indemnity.........................................................................32
                                8.2.1.  Indemnification by the Company...........................................32
                                8.2.2.  Indemnification by UOP...................................................32
                                8.2.3.  Limitations..............................................................32
                                8.2.4.  No Limitation on Certain Claims..........................................33
                                8.2.5.  Single Remedy............................................................33
         Section 8.3.  Defense of Third Party Claims.............................................................33
                                8.3.1.  Notice...................................................................33
                                8.3.2.  Defense of Claims........................................................34


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

                                8.3.3.  Settlement...............................................................34
                                8.3.4.  Cooperation..............................................................34
                                8.3.5.  Apportionment............................................................34

ARTICLE IX.......................................................................................................35

TERMINATION......................................................................................................35
         Section 9.1.  Termination Events.  .....................................................................35
                                9.1.1.  Breach...................................................................35
                                9.1.2.  Mutual Consent...........................................................35
                                9.1.3.  Closing Date.............................................................35
         Section 9.2.  Effect of Termination.....................................................................35

ARTICLE X........................................................................................................35

MISCELLANEOUS....................................................................................................35
         Section 10.1.  Waiver of Bulk Sales Laws................................................................35
         Section 10.2.  Confidentiality..........................................................................35
         Section 10.3.  Expenses.................................................................................36
         Section 10.4.  Amendment................................................................................36
         Section 10.5.  Entire Agreement.........................................................................36
         Section 10.6.  Notices..................................................................................36
         Section 10.7.  Severability.............................................................................37
         Section 10.8.  Remedies.................................................................................37
         Section 10.9.  Waiver...................................................................................38
         Section 10.10. Binding Effect; Assignment...............................................................38
         Section 10.11. Successors and Assigns...................................................................38
                                10.11.1.  Attachment of Obligations..............................................38
                                10.11.2.  Survival...............................................................38
         Section 10.12. No Third Party Beneficiaries.............................................................38
         Section 10.13. Counterparts.............................................................................38
         Section 10.14. Governing Law............................................................................38
         Section 10.15. Time of the Essence......................................................................38
         Section 10.16. Construction.............................................................................39
                                10.16.1.  Words..................................................................39
                                10.16.2.  Cross-References.......................................................39
                                10.16.3.  No Presumption.........................................................39
                                10.16.4.  Exhibits and Schedules.................................................39
                                10.16.5.  Headings...............................................................39

EXECUTION AND DELIVERY...........................................................................................39



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



Exhibits                                                                                         Page Reference
--------                                                                                         --------------

Exhibit A         Inventory Holdback Agreement                                                          46
Exhibit B         Bill of Sale                                                                          45
Exhibit C         Certificate of Assumption                                                             48








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Disclosure Schedules

Schedule 1.1.1                      Inventory
Schedule 1.1.2                      Certain Rights
Schedule 1.4.3                      Certain Environmental Claims
Schedule 2.2.2                      Allocation of Purchase Price
Schedule 2.3.1(a)                   Transferable Balance Sheet
Schedule 2.4.3(c)                   Agreed Upon Procedures
Schedule 3.2                        Qualification of the Company
Schedule 3.4.1                      Financial Statements
Schedule 3.4.2                      Exceptions to Section 3.4.2
Schedule 3.4.3                      Changes in Financial Statements
Schedule 3.4.4                      Discharge of Liabilities
Schedule 3.6.1(d)                   Encumbrances to Title
Schedule 3.6.3                      Condition
Schedule 3.8.1                      Backlog
Schedule 3.9.1(a)-(d)               Ownership of Patents and Know-How
Schedule 3.10.1                     Litigation
Schedule 3.11                       Insurance
Schedule 3.12                       Third Party Consents
Schedule 3.13.1                     Licenses and Permits
Schedule 3.13.2                     Compliance with Law
Schedule 3.13.3                     Governmental Reports
Schedule 3.14.1                     Environmental Protection
Schedule 3.15.1                     Product Warranties
Schedule 3.15.2                     Warranty Claims
Schedule 3.18                       Brokers
Schedule 4.3.1                      Governmental Authorizations for UOP
Schedule 5.12(d)                    Capital Expenditures in Excess of $100,000



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                   Glossary (continued)

                                    GLOSSARY



         Term                                              Section Where Defined
         ----                                              ---------------------
Agreement                                                  Preamble
Alumina Business Division                                  Preamble
Arbitration                                                Section 10.8(b)
Assets                                                     Section 1.1
Assumed Liabilities                                        Section 1.3
Claim Notice                                               Section 8.3.1
Closing                                                    Section 2.1
Closing Date                                               Section 2.1
Closing Date Balance Sheet                                 Section 2.4.1
Closing Transferable Equity                                Section 2.4.3(a)
Code                                                       Section 5.7.2
Company                                                    Preamble
Computer Systems                                           Section 3.9.1(e)
Company's Technology                                       Section 3.9.1
CRILAR JV                                                  Section 2.3.1(b)
Division                                                   Preamble
Employees                                                  Section 3.11.1
Encumbrances                                               Section 3.6.1
Environmental Laws                                         Section 3.17.1
Excluded Assets                                            Section 1.2
Excluded Liabilities                                       Section 1.4
February Transferable Equity                               Section 2.3
February Trial Balance Sheet                               Section 2.3 (also Schedule 3.4.1)
Financial Statements                                       Section 3.4.1
GAAP                                                       Section 2.3.1(a)
Holdback Amount (Inventory)                                Section 2.2.1
Holdback Agreement (Inventory)                             Section 2.2, Exhibit A
HSR Act                                                    Section 3.20.1(a)
Indemnified Party                                          Section 8.2.3(a)
Indemnitor                                                 Section 8.2.3(a)
Inventory                                                  Section 1.2.5
Losses                                                     Section 8.2.1
Other Agreements                                           Section 3.12
Patents and Licenses                                       Section 3.9.1



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                              Glossary (continued)

         Term                                              Section Where Defined
         ----                                              ---------------------
Purchase Price                                             Section 2.2
Purchase Price Adjustment                                  Section 2.4.3(b)
Resolving Firm                                             Section 2.4.6
Returns                                                    Section 3.17.1
Reviewing Firm                                             Section 2.4.5
Statement of Closing Transferable Equity                   Section 2.4.3(a)
Statement of February Transferable Equity                  Section 2.3
Statement of Purchase Price Adjustment                     Section 2.4.3(b)
Taxes                                                      Section 3.21.1
Threshold                                                  Section 8.2.3(a)
Trademarks and Licenses                                    Section 3.9.2
Transferable Equity                                        Section 2.3
Transferable Balance Sheet                                 Section 2.3




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                          INVENTORY PURCHASE AGREEMENT

         INVENTORY PURCHASE AGREEMENT (hereinafter "this Agreement") made as of this 28th day of May, 1999, between UOP LLC, a Delaware limited liability company ("UOP") and LaRoche Industries Inc., a Delaware corporation (the "Company").

                               W I T N E S S E T H

         WHEREAS, upon the terms and subject to the conditions hereinafter set forth, the Company desires to sell, assign, convey and transfer to UOP, and UOP desires to purchase and acquire from the Company, substantially all of the inventory employed in the manufacture and distribution of activated aluminas, promoted aluminas, flash calcined powdered aluminas, titanium dioxide catalysts, hydrotalcites, hybrid combinations of zeolites and activated aluminas, and Versal(R) gel aluminas produced at the Company's facility at 1200 Airline Highway, Baton Rouge, Louisiana or bought for resale (hereinafter sometimes referred to as the "Alumina Business Division" or the "Division") of the Company, and the Company desires to assign, transfer and novate and UOP desires to assume certain obligations and liabilities of the Division; and

         WHEREAS, the Company owns (or has the right to use) all of the right, title and interest in the "Inventory" (as hereinafter defined) of the Division as hereinafter set forth.

         NOW, THEREFORE, in consideration of the premises, and the mutual representations, warranties, covenants and agreements hereinafter set forth, and each intending to be legally bound hereby, the parties agree as follows:

                                    ARTICLE I
                               PURCHASE OF ASSETS;
                        ASSUMPTION OF CERTAIN LIABILITIES

         Section 1.1. Assets To Be Acquired. Subject to the terms and conditions and in reliance upon the representations, warranties and agreements hereinafter set forth, the Company hereby agrees to sell, assign, transfer, convey and deliver to UOP or cause to be sold, assigned, transferred, conveyed and delivered to UOP, and UOP hereby agrees to purchase from the Company, all of the right, title and interest of the Company in and to the Inventory of the Division of every kind and description, wherever located, which are directly or indirectly owned by, leased by, or in the possession of either the Company or any of its subsidiaries, and which are employed or intended to be employed or held in connection with the Alumina Business Division of the Company or any of its subsidiaries or are necessary for the continued operation of the Division, consistent with past practice, whether or not reflected on the books and records of the Company or any of its subsidiaries, other than the Excluded Assets (the "Assets"), free and clear of all liens, claims, charges, security interests, restrictions and other encumbrances of any kind or nature, except those set forth in the relevant Schedules to this Agreement or otherwise specifically assumed pursuant to this Agreement, including without limitation the assets, properties, rights, contracts and operations described as follows:

                  1.1.1. Inventory. All items of inventory, including without limitation work-in-progress, finished goods, samples, stores and supplies, and raw materials, wherever located, and notwithstanding how classified on the balance sheet of the Division, which are employed or held for use in connection with or are necessary for the continued operation of the Division, whether or not reflected on the books and records of the Alumina Business Division of the Company or any of its subsidiaries and notwithstanding how classified on the balance sheet of the Division (the "Inventory"), including without limitation those items to be listed on Schedule 1.1.1, such Schedule to be dated as of or as close as practicable to the Closing Date and to be delivered as soon as practicable after Closing but in any event no later than sixty (60) days after the Closing Date; and

                  1.1.2. Certain Rights. Except as disclosed in Schedule 1.1.3 and subject to Section 1.5 hereof, all rights of the Company under or pursuant to all warranties, representations and guarantees made by suppliers, manufacturers and contractors in connection with products or services purchased by the Company or any of its subsidiaries for use by the Division, or affecting the Inventory employed or held for use in connection with, or necessary for the continued operation of, the Division, whether or not reflected on the books and records of the Company;

         Section 1.2. Excluded Assets. Notwithstanding anything to the contrary contained in Section 1.1 herein, the Company is not agreeing to sell, assign, transfer or convey, and UOP is not agreeing to accept or purchase any of the following assets, rights and properties of the Company (the "Excluded Assets"):
All assets of the Company and its subsidiaries other than the Assets.

         Section 1.3. Assumed Liabilities. Subject to the terms and conditions herein, and in reliance upon the representations, warranties and agreements hereinafter set forth, UOP shall on the Closing Date assume, perform and in due course pay and discharge the following obligations and liabilities of the Division, (except for the Excluded Liabilities, hereinafter collectively referred to as the "Assumed Liabilities"): None.

         Section 1.4. Excluded Liabilities. The parties to this Agreement expressly understand and agree that UOP shall not and does not hereby assume or become liable for any obligations, liabilities, indebtedness, damages, claims, judgments, penalties, fees, losses, costs or expenses of any kind of the Company or of any subsidiary, whether due or to become due, asserted or unasserted, accrued or unaccrued, liquidated or unliquidated, contingent, executory or otherwise, howsoever or whenever arising including those relating to or arising out of the Excluded Assets, which are not expressly assumed by UOP under Section
1.3 herein (the "Excluded Liabilities"). The Company shall retain and shall be responsible for paying, performing and discharging when due all Excluded Liabilities. The following is a non-exclusive listing of some of the liabilities and obligations of the Company and its subsidiaries which UOP shall not assume or agree to pay, perform or discharge, it being understood that such listing is not intended to limit in any manner whatsoever the first sentence of this
Section 1.4:

                  1.4.1. Taxes. Any and all Federal, state, local, foreign, franchise, sales, transfer, excise, fees, expenses, penalties, assessments or other tax liabilities imposed upon or with respect to the Company or any of its subsidiaries, the Assets, or any part thereof, with respect to all periods ending before, on or as of the Closing Date or with respect to the sale or transfer of the Assets or the proceeds or gain resulting therefrom;

                  1.4.2. Product Liability Claims. Any and all claims in existence as of the Closing Date and any and all claims arising or accruing on or after the Closing Date, with respect to sales, leases or bailments of products which have been shipped and invoiced by the Division or any subsidiary of the Company on or before the Closing Date;

                  1.4.3. Environmental Claims. Any and all claims, liabilities and obligations, including without limitation any and all items of litigation, investigation, cleanup, removal and remediation, which relate to, are based upon or arise from or in connection with, Federal, state or local environmental laws, rules or regulations, whether such claims, liabilities or obligations are made by or arise from any Federal, state or local governmental agency or authority or by private parties, without regard to whether UOP has conducted an environmental audit, and whether such claims arise or accrue before, on or after the Closing Date, which relate to, are based upon, arise from or in connection with events, circumstances, omissions or conditions existing or occurring on or before the Closing Date including but not limited to those identified in Schedule 1.4.3; and

                  1.4.4. General. Any and all debts, liabilities, obligations and commitments arising after the Closing Date to the extent such debts, liabilities, obligations or commitments relate to or arise from acts, events, or omissions that occurred, or conditions or circumstances that existed, on or before the Closing Date, whether or not any such act, event or omission, condition or circumstance was lawful when it occurred or existed.

                                   ARTICLE II
                           THE CLOSING; PURCHASE PRICE

         Section 2.1. The Closing. The Closing of the sale and purchase of the Assets (the "Closing") shall take place at the offices of Vedder, Price, Kaufman & Kammholz, 222 N. LaSalle Street, Suite 2500, Chicago, Illinois 60601 at 10:00 a.m., local time, on the first business day after the satisfaction or waiver of the conditions set forth in Articles VI and VII herein anticipated to be Wednesday, June 2, 1999, or at such place, date, and time as the parties may agree (the "Closing Date"), but in any event no later than June 3, 1999.

         Section 2.2.  Purchase Price.

                  2.2.1. Amount, Inventory Holdback and Inventory Holdback Agreement. At the Closing UOP shall deliver or cause to be delivered, by bank wire transfer in immediately available Federal funds to an account designated in writing by the Company within three (3) business days prior to the Closing Date, the Purchase Price (the "Purchase Price") less the "Inventory Holdback" (which shall be equal to Eight Hundred Forty Thousand Dollars ($840,000) to be administered pursuant to the Inventory Holdback Agreement attached hereto as Exhibit A), which Purchase Price shall be Eight Million Four Hundred Ninety Thousand Five Hundred Sixty Five Dollars ($8,490,565). The Purchase Price shall be subject to a post-closing adjustment as provided in Section 2.4 herein.


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




                  2.2.2. Allocation. UOP and the Company agree to allocate the Purchase Price and any adjustments therein pursuant to Section 2.2 among the Assets in accordance with United States Internal Revenue Code Section 1060 and as set forth in Schedule 2.2.2 delivered hereunder. Prior to the Closing Date, UOP and the Company shall mutually agree to this allocation and the information which will be reported on US Internal Revenue Code Form 8594 or on such other form or statement as may be required by law. UOP and the Company shall adhere to such allocation for all purposes in any Federal and state income or franchise tax return filed by them subsequent to the Closing Date, including the determination by the Company of taxable gain or loss on the sale of Assets and the determination by UOP of its tax basis with respect to the Assets.

         Section 2.3. Transferable Equity. The Company has prepared: (a) a balance sheet of the Division as of February 28, 1999 (the "February Trial Balance Sheet"), (b) a balance sheet prepared in accordance with Subsection
2.3.1 herein to show the transferable equity in the Division as of February 28, 1999 (the "Transferable Balance Sheet"), and (c) a Statement of the February Transferable Equity which shall be the Alumina Business Division of the Company's equity reflected on the Transferable Balance Sheet.

                  2.3.1. Transferable Balance Sheet. The Transferable Balance Sheet, delivered hereunder in Schedule 2.3.1(a), shall be prepared as follows:

                           (a) The Transferable Balance Sheet shall be prepared in accordance with generally accepted accounting principles ("GAAP") applied on a basis consistent with prior years, except as may be provided in paragraph (b) of this Subsection 2.3.1, and shall be based upon the February Trial Balance Sheet. The Transferable Balance Sheet shall trace and reconcile any adjustments to the February Trial Balance Sheet as may be necessary to prepare the Transferable Balance Sheet in accordance with GAAP and this Subsection 2.3.1.

                           (b) The Transferable Balance Sheet shall be prepared in accordance with the following:

                                (i)   (A) Except as provided in Section
                  2.3.1(b)(i)(B) hereof, all intercompany accounts between the Division, or any divisions, units, affiliates or subsidiaries of the Company have been eliminated; and

                                      (B) The investment in Crilar Alumina
                  Company, L.L.C. (the "CRILAR JV") shall be recorded in accordance with past practice;

                                (ii) There shall not be any amounts included as liabilities or reserves with respect to any accounting, legal, investment or other professional or advisory fees or expenses relating to the transactions contemplated by this Agreement;

                                (iii) There shall not be any amount recorded
                  in any asset account to the extent that the benefits associated with the related asset cannot be transferred to or realized by UOP, including, without limitation, any amounts (A) intended to reflect potential prospective benefits of the carryover of losses or of tax benefits or attributes of the Company from periods prior to or ending on or as of the Closing Date, (B) in respect of any insurance policy covering any of the Assets if such insurance policy and the benefits thereof will not be assigned or otherwise transferred to UOP at the Closing, and (C) for an offsetting reserve or deferred gain balance which offsets the CRILAR JV investment balance;

                                    (iv) There shall not be any amounts included
                  as payables, liabilities or reserves which are not Assumed Liabilities, inasmuch as such items are to be borne by the Company under this Agreement, including without limitation (A) liabilities relating to indebtedness for borrowed money or negative cash balances; (B) liabilities relating to product liability claims or any other litigation; (C) liabilities relating to any environmental claims or potential claims, including reserves for clean-up costs, or any of the items pertaining to environmental compliance as discussed in Section
                  3.18 herein; (D) all costs or losses related to any disputes, hearings, claims, investigations (whether governmental or internal); and (E) liabilities relating to taxes for periods ending on or prior to the Closing Date, other than unpaid payroll and property taxes on the operations of the Company properly accrued for any period ending after the Closing Date; and

                                    (v)  There shall not be any amounts included
                  as liabilities or reserves for accrued but unpaid (A) incentive compensation payments for any Employees (as such term is defined in Subsection 3.12.1 herein) inasmuch as the Company is to pay in full, pursuant to Subsection 5.6.2 herein, all such obligations to the Employees as soon as the amounts of such obligations may be determined but in no event later than when the Company makes similar payments to its employees; and (B) any other accrued but unpaid obligations incurred by the Company relating to the Plans (as such term is defined in Section 3.12.3 herein), inasmuch as the Company retains all obligations relating to the Plans as provided in
                  Section 5.7 herein.

                  2.3.2. Completion. The preparation of the February Trial Balance Sheet, and the preparation of and report on the Transferable Balance Sheet and the Statement of February Transferable Equity pursuant to this Section
2.3 shall be completed and delivered to UOP prior to the Closing Date.

         Section 2.4. Post-Closing Adjustment of Purchase Price. The Purchase Price shall be subject to adjustment following the Closing to reflect the changes in the Transferable Equity relating to the Inventory of the Division between February 28, 1999, and the close of business on the Closing Date, as provided in this Section 2.4 and Section 2.5 herein.

                  2.4.1. Closing Date Balance Sheet. Promptly following the Closing and as soon thereafter as practicable (but in any event within 60 days of Closing), the Company shall prepare, or cause to be prepared, with full cooperation and assistance of UOP, a balance sheet of the Assets and Assumed Liabilities as of the close of business on the Closing Date (the "Closing Date Balance Sheet") as follows:

                           (a) The Closing Date Balance Sheet shall be based upon and prepared in accordance with the principles used to prepare the Transferable Balance Sheet pursuant to Subsection 2.3.1 herein, except as may be provided in paragraph (b) of this Subsection 2.4.1.

                           (b) The Closing Date Balance Sheet shall also include an adjustment for any differences noted between the Assets and Assumed Liabilities and the assets and liabilities of the Division at Closing.

                  2.4.2. UOP's Review. With respect to preparation of the Closing Date Balance Sheet pursuant to Subsection 2.4.1 herein, the Company shall permit UOP and PWC or another independent accounting firm of nationally recognized standing of UOP's choice, during the preparation or at any time thereafter: (i) to review all working papers and computations prepared or used by the Company in preparing the Closing Date Balance Sheet and in making any adjustments thereto, (ii) to review all working papers and computations prepared or used by any independent accounting firm retained by the Company to review or assist in the preparation of the Closing Date Balance Sheet, and (iii) to review all books, records and other relevant data of the Division. UOP shall pay the fees and expenses of any accounting firm retained by it for the purpose of such review of the foregoing, provided that the Company shall pay the fees and expenses of any accounting firm that it retains at its discretion.

                  2.4.3. Statements of Closing Transferable Equity and Purchase Price Adjustment. The Closing Date Balance Sheet shall be accompanied by the following statements (including the "Agreed Upon Procedures Report" described in Section 2.4.3(c) below) prepared by or caused to be prepared by the Company, with full cooperation and assistance of UOP:

                           (a) A statement of the Closing Transferable Equity of the Company, which shall be the amount of the Company's equity relating to the Inventory of the Division appearing on the Closing Date Balance Sheet of the Division (the "Closing Transferable Equity");

                           (b) A statement of the adjustment to the Purchase Price, which shall be the difference between the Closing Transferable Equity and the February Transferable Equity (such difference being the "Purchase Price Adjustment"). The Statement of the Purchase Price Adjustment shall trace and reconcile the amount of the Purchase Price Adjustment to the amounts shown on the Closing Date Balance Sheet for specific accounts of Assets and Assumed Liabilities; and

                           (c) The Company has engaged the Company's regular independent accounting firm, Ernst & Young LLP ("E&Y"), or another independent accounting firm of recognized standing of the Company's choice, to conduct agreed upon procedures, as defined and as set forth in Schedule 2.4.3(c), on the Inventory, as these items appear in the Closing Date Balance Sheet of the Division.

                  2.4.4. Delivery of Statements. As soon as practicable after Closing, but not later than sixty (60) days after Closing the Company shall deliver the Closing Date Balance Sheet, and the accompanying Statement of Closing Transferable Equity and Purchase Price Adjustment and the "Agreed Upon Procedures Report" contemplated by Schedule 2.4.3(c), to UOP together with a certificate of the Vice President and Chief Financial Officer of the Company to the effect that the Closing Date Balance Sheet was prepared in accordance with GAAP on a basis consistent with prior years, except as specifically provided in Subsection 2.4.1 and 2.4.3 herein.

                  2.4.5. Independent Review. UOP shall at its option cause PWC, or another accounting firm of recognized standing of UOP's choice or representatives of UOP's internal audit staff (the "Reviewing Firm"), to review the Closing Date Balance Sheet, and the accompanying Statements of Closing Transferable Equity and Purchase Price Adjustment. With respect to the foregoing review:

                         (a) The parties expect the review of the Reviewing
         Firm pursuant to this Subsection 2.4.5 will be completed within sixty
         (60) days of the delivery date of the Closing Date Balance Sheet by the Company to UOP.

                         (b) UOP shall permit the Company and any independent accounting firm retained by the Company at the Company's expense for this purpose, to review all working papers and computations used or prepared by the Reviewing Firm.

                         (c) All fees and expenses of the Reviewing Firm shall
be paid by UOP.

                  2.4.6. Resolution. In the event that the Company and UOP are unable to resolve any differences between them over the proposed Purchase Price Adjustment within thirty (30) days thereafter, the Company and UOP shall jointly and promptly refer such difference to KPMG Peat Marwick, Atlanta, Georgia (the "Resolving Firm") to resolve any such differences and to prepare final Statements of Closing Transferable Equity and Purchase Price Adjustment, which Statements shall be final and binding upon the parties. With regard to the foregoing resolution process:

                         (a) The Company and UOP shall each present their differences in writing, with respect to the Closing Date Balance Sheet, to the Resolving Firm (each party providing simultaneously to the other party copies of all documents submitted to the Resolving Firm) within ten (10) days of the retention of such firm by the Company and UOP.

                         (b) The Company and UOP shall comply promptly with all reasonable requests of the Resolving Firm for access to information, working papers, computations, books and records and the like.

                         (c) The Resolving Firm shall not be retained to conduct its own independent audit or review of the Closing Date Balance Sheet, but rather shall be retained to resolve specific differences between the Company and UOP as to the report of the Reviewing Firm and within the range of such differences.

                           (d) All fees and expenses of the Resolving Firm shall be borne and shared equally by the Company and UOP.

         Section 2.5. Settlement of Purchase Price Adjustment. Within five (5) business days of the final determination of any Purchase Price Adjustment pursuant to Section 2.4 herein, UOP and the Company shall settle on any such adjustment as follows (and within two (2) business days of the final determination of the Purchase Price Adjustment each party hereto shall notify the other of the account referred to in Subsections 2.5.1 and 2.5.2 herein designated to receive any such Purchase Price Adjustment and interest thereon pursuant to this Section 2.5):

                  2.5.1. Increase In Purchase Price. If the Purchase Price Adjustment reflects a net increase in the Purchase Price in excess of One Dollar ($1.00), UOP shall pay to the Company by bank wire transfer in immediately available Federal funds to an account designated in writing by the Company the sum of: (i) the Purchase Price Adjustment; and (ii) interest on the Purchase Price Adjustment computed at a rate compounded per annum equal to the prime commercial lending rate of Morgan Guaranty Trust Company of New York in effect on the Closing Date from the Closing Date to the date of settlement.

                  2.5.2. Decrease In Purchase Price. If the Purchase Price Adjustment reflects a net decrease in the Purchase Price in excess of One Dollar ($1.00), the Company shall pay to UOP by bank wire transfer in immediately available Federal funds to an account designated in writing by UOP the sum of:
(i) the Purchase Price Adjustment; and (ii) interest on the Purchase Price Adjustment computed at a rate compounded per annum equal to the prime commercial lending rate of Morgan Guaranty Trust Company of New York in effect on the Closing Date from the Closing Date to the date of settlement.

                                   ARTICLE III

                      REPRESENTATIONS AND WARRANTIES OF THE
                                     COMPANY

         The Company hereby represents and warrants to UOP as of the date hereof and as of the Closing Date as follows:

         Section 3.1. Organization of the Company and the CRILAR JV. The Company is a corporation duly incorporated and the CRILAR JV is a limited liability company validly formed, and each is validly existing and in good standing under the laws of the State of Delaware, and each has the requisite corporate power and authority to own, operate or lease the properties relating to, used or held in connection with the Division in all material respects as the Company is now conducting the business of the Division consistent with past practice, except that for accounting purposes, the Division has been accounted for as a discontinued operation since October, 1998.

         Section 3.2. Qualification of the Company and the CRILAR JV. Each of the Company and the CRILAR JV is duly qualified or licensed as a foreign corporation or foreign LLC, as applicable, to do business, and is in good standing, in each jurisdiction where the character of the Assets, or the nature of its respective activities relating to the Division, makes such qualification or license necessary, except those jurisdictions, if any, in which the failure to so qualify would not have a material adverse effect on the Assets, or results of operations or financial condition of the Division.
Schedule 3.2 delivered hereunder identifies: (i) each state in which the Company and the CRILAR JV are qualified to do business; and (ii) the name and address of the registered agent of the Company and the CRILAR JV in each such state.

         Section 3.3.  Corporate Authorization.

                  3.3.1. Authority. The Company has (and on the Closing Date will have) all requisite corporate power and authority to enter into and perform this Agreement and to consummate the transactions contemplated hereby. This Agreement is a valid and binding obligation of the Company and its subsidiaries and is enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application referring to or affecting enforcement of creditor's rights, or by general equitable principles.

                  3.3.2. No Breach or Violation. Execution, delivery and performance of this Agreement by the Company and consummation of the transactions contemplated hereby will not lead to or cause a violation, breach, or default or result in the termination of, or accelerate the performance required by, or result in the creation or imposition of any Encumbrance (as defined in Section 3.6.1), whether by notice or lapse of time or both, or otherwise conflict with any term or provision of the following:

                         (a) The Certificate of Incorporation and By-laws, as amended of the Company and the Limited Liability Company Agreement of the CRILAR JV (subject to execution of Exhibit C hereto in its current form, or as amended, subject to approval in writing of such amendment by UOP which may be withheld by UOP in its sole discretion);

                         (b) Any note, bond, mortgage, contract, indenture or agreement to lease, license or other instrument or obligation to which the Company or any of its subsidiaries is a party or is bound: (i) where such violation, breach or default would have a material adverse effect on the Assets, or results of operations or financial condition of the Division; or (ii) as to which required consents, amendments or waivers shall have been obtained by the Company prior to the Closing for any such violation, breach or default; or

                         (c) Any court or administrative order, writ or injunction or process, or any permit, license, or consent decree to which the Company or any of its subsidiaries is a party or is bound:
         (i) where such violation, breach or default would have a material adverse effect on the Assets, or results of operations or financial condition of the Division; or (ii) as to which required consents, amendments or waivers shall have been obtained by the Company prior to the Closing for any such violation, breach of default.

         Section 3.4.  Financial Statements.

                  3.4.1. Schedules and Accuracy. Attached hereto as Schedule
3.4.1 are the Division's unaudited (a) balance sheets and the related statements of income as of and for the fiscal year ended February 28, 1999, and (b) the February Trial Balance Sheet (collectively, the "Financial Statements"). The Financial Statements present fairly, in all material respects, the financial condition of the Division as of the date thereof and the results of operations of the Division for the periods covered thereby; and except as set forth on
Schedule 2.3 hereto, have been prepared in accordance with generally accepted accounting principles ("GAAP"), applied on a basis consistent with prior years.

                  3.4.2. No Undisclosed Liabilities. Neither the Company nor any of its subsidiaries has any liabilities or obligations which relate to the Assets or the Assumed Liabilities of any nature, secured or unsecured (absolute, accrued, or unaccrued, liquidated or unliquidated, executory contingent or otherwise and whether due or to become due), which are not disclosed in Schedule
3.4.2 or notes to the Financial Statements or were not reserved for in the Financial Statements except for those liabilities and obligations of the Company which relate to the Division or the Assets and were incurred since February 28, 1999 in the ordinary course of business.

                  3.4.3. Absence of Changes. Other than as set forth in Schedule
3.4.3 delivered hereunder, since February 28, 1999, there has not been:

                         (a) Any material adverse change in the Assets, or the working capital, reserves, customer relations (which shall mean any facts or circumstances negatively impacting the channels of distribution and/or the top 25 customers of the Division including notice of termination received by the Company prior to the Closing), results of operations, raw material pricing, backlog or financial condition of the Division or the CRILAR JV;

                         (b) Any material change in the contingent obligations or liabilities of the Company which relate to the Division or the CRILAR JV or Assets by way of guaranty, documentary credit, standby credit, endorsement, indemnity, warranty or otherwise;

                         (c) Any waiver or cancellation by the Company or any of its subsidiaries of valuable rights or of debts owed to them which, taken as a whole, are material to the Assets, or results of operations or financial condition of the Division or the CRILAR JV;

                         (d) Any increase in the rate or terms of compensation payable, or potentially payable, by the Company to any managers or employees of the Division or the CRILAR JV, except increases occurring in the ordinary course of business in accordance with the Company's customary practices (which shall include normal periodic performance reviews and related compensation and benefit increases);

                         (e) Any material increase in the rate or terms of any bonus, insurance, pension or other employee benefit plan, payment or arrangement made to, for or with any of the managers or employees of the Division or the CRILAR JV except increases occurring in the ordinary course of business in accordance with the Company's customary practices (which shall include normal periodic performance reviews and related compensation and benefit increases);

                         (f) Any loan to, or guarantees or assumption of any loan or obligation on behalf of, any manager or employee of the Division or the CRILAR JV except advances occurring in the ordinary course of business in accordance with the Company's customary practices;

                         (g) Any amendment to any agreement, commitment, or transaction (including without limitation any borrowing, lease, capital expenditure or capital financing) by the Company or any of its subsidiaries, material to the Assets or the Division or the CRILAR JV or which, if such action were taken on the date hereof, would require disclosure pursuant to this Agreement, except any amendment to any agreements, commitments or transactions entered into in the ordinary course of business or in accordance with the terms of this Agreement; or

                         (h) Any material change by the Company in its accounting methods or practices, assumptions or methods of calculating, or any change by the Company or the CRILAR JV in their respective accounting principles affecting the Assets or the Division.

                  3.4.4. Discharge of Liabilities. Other than as set forth in
Schedule 3.4.4 delivered hereunder, since the Financials Date and as of the Closing Date: (i) neither the Division nor the CRILAR JV has paid, discharged or satisfied any and all claims, liabilities or obligations (absolute, accrued, contingent or otherwise) other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice ; and (ii) neither the Division nor the CRILAR JV has terminated, amended or suffered the termination or amendment of, or failed to perform all of its respective obligations in all material respects under, any material lease, arrangement or license.

         Section 3.5.  [INTENTIONALLY LEFT BLANK]

         Section 3.6.  Properties; Leases; Tangible Assets.

                  3.6.1. Title. The Company has good, valid and marketable title to or, in the case of leased properties, if any, a good valid and marketable leasehold in, all of the Assets which it purports to own, including all assets (real, personal or mixed, tangible or intangible) reflected on the Financial Statements, except those assets disposed of in the ordinary course of business after February 28, 1999. The title to the Assets of the Division is free and clear of all title defects, objections, liens, mortgages, security interests, pledges, charges and encumbrances, adverse claims, equities, or any other rights of others or other adverse interests of any kind including without limitation, leases, chattel mortgages, conditional sales contracts, collateral security arrangements and other title or interest retention arrangements (collectively the "Encumbrances"), and upon the transfer of the Assets to UOP hereunder, UOP shall have good, valid and marketable title to the Assets, free and clear of any Encumbrances, except as follows:

                         (a) The lien of current taxes not yet due and payable, or of taxes the validity of which is being contested in good faith by appropriate proceedings and as to which adequate reserves have been established by the Company;

                         (b) Any Encumbrances reflected on the Financial Statements, with such changes in the amount thereof as may have occurred in the ordinary course of business prior to the Closing Date and which changes will not materially reduce or materially adversely affect the value of such property and assets held by the Company, or materially interfere with the use thereof by UOP immediately following Closing;

                         (c) Such other imperfections of title or Encumbrances which, as of the Closing Date, will not materially reduce the aggregate value of the Assets or materially interfere with or materially adversely affect the use thereof by UOP immediately following Closing; and

                         (d) Any Encumbrances identified on Schedule 3.6.1(d) delivered hereunder.

         Section 3.7. Complete Sale. By consummation of the transactions contemplated by this Agreement, the Company will have sold, assigned, transferred and conveyed to UOP all of the Inventory now held by the Division and the CRILAR JV (other than the Excluded Assets).

         Section 3.8.  Backlog.

                  3.8.1. Amount. Schedule 3.8.1 delivered hereunder sets forth the backlog of the Division and the CRILAR JV, as of February 28, 1999, for products and services to be provided by the Division and the CRILAR JV. Schedule
3.8.1 includes the name of each customer, the dollar amount of backlog, any dollar amounts included which are unfunded by any customer in respect of undelivered orders, a brief description of the products and services to be provided, the proposed delivery dates therefor and any unexercised valid and subsisting options in the backlog giving a brief description of the options and the contracts to which they relate.

                  3.8.2. Ordinary Course. Except as set forth on Schedule 3.8.1, all of the contracts constituting the backlog of the Division and the CRILAR JV
(i) have been entered into in the ordinary course of business at usual and customary mark-ups where appropriate, such mark-ups consistent with the past practices of the Division and the CRILAR JV, and (ii) would be capable of performance by the Company, if it retained the Assets to be transferred and Assumed Liabilities to be assumed hereunder, and made the planned capital expenditures therefor, in accordance with the terms and conditions of each such contract.


         Section 3.9.  Intellectual Property.

                  3.9.1. Patents and Know-How. Schedule 3.9.1 delivered hereunder sets forth a complete and accurate list of each patent, patent application and docketed invention, by date and germane case or docket number and country of origin, and each license or licensing agreement, by date, term and the parties thereto, for each patent, patent application, invention, trade-secret, rights to know-how, processes, computer programs or use of technology, held or employed by the Division and the CRILAR JV, relating to the Assets or Inventory; each such patent, patent application, license or licensing agreement listed thereon hereinafter termed the "Patents and Licenses". With respect to the Patents and Licenses, and with respect to all other technology including but not limited to research and development results, computer programs, processes, trade secrets, know-how, formulae, inventions and manufacturing, engineering, quality control, testing, operational, logistical, maintenance and other technical information and technology held or employed by the Division and the CRILAR JV, relating to the Assets or Inventory (the "Company's Technology"):

                           (a) Except as disclosed in Schedule 3.9.1(a), the Company or the CRILAR JV owns, free and clear of all liens, pledges or other encumbrances, all right, title and interest in the Patents and Licenses and in the Company's Technology, with all rights to make, use, and sell the property embodied in or described in the Patents and Licenses and in the Company's Technology. Except as disclosed in
         Schedule 3.9.1(a), the Company does not have any reason to know that the use of the Patents and Licenses and the Company's Technology conflicts with, infringes upon or violates any patent, patent license, patent application, trademark, tradename, trademark or tradename registration, copyright, copyright registration, service mark, brand mark or brand name or any pending application relating thereto, or any trade secret, know-how, programs or processes of any third person, firm or corporation;

                           (b) Except as disclosed in Section 3.9.1(b), there are no outstanding, or threatened, governmental, judicial or adversary proceedings, hearings, arbitrations, disputes or other disagreements and no notice of infringement has been served upon or otherwise come to the knowledge of the Company with respect to any of the Patents and Licenses or the Company's Technology;

                           (c) The Company either owns the entire right, title and interest in, to and under, or has acquired in connection with the acquisition of Inventory an implied license to use, any and all inventions, processes, computer programs, know-how, formulae, trade secrets, patents, trademarks, tradenames, brandnames and copyrights which are or will be utilized in the operation of the Division and the CRILAR JV as it exists as of the date hereof. Except as disclosed in
         Schedule 3.9.1(c), no other inventions, processes, computer programs, know-how, formulae, trade secrets, patents, trademarks, tradenames, brand names, copyrights, licenses or applications are necessary for the continued operation of the Division and the CRILAR JV and the Company hereby agrees, without application of the $100,000 Threshold in Article 8.2.3, to indemnify and hold UOP harmless from any loss, damage or expense including attorney's fees resulting from any claim against UOP for infringement of: (i) the Company's A-204-8 Product (manufactured and/or sold to others prior to the Closing or sold to UOP at the Closing) by reason of U.S. Patent 5,316,998 (and/or foreign equivalent patents) and the divisional applications 5,505,926 and 5,595,954 and
         (ii) Company's A-204-1 Product (manufactured and/or sold by the Company and/or UOP within five (5) years after Closing) by reason of the Garcin U.S. Patent 5,288,849 and/or foreign equivalent patents;

         provided, however, that the liability of the Company under this clause
         (ii) shall not (x) extend beyond three (3) years from the Closing except for formal claims made prior thereto by UOP or third parties,
         (y) exceed fifty percent (50%) of the loss, damage or expense, and (z) exceed payments by the Company to UOP under this clause (ii) in excess of Six Hundred Twenty Thousand Dollars ($620,000) in the aggregate;

                          (d) Upon receipt of the consents identified in
         Schedule 3.9.1(d) and the consummation of the Closing hereunder, UOP will be vested with all rights, title and interest, and rights and authority to use in connection with the Division and the CRILAR JV, all of the Patents and Licenses and the Company's Technology, except as disclosed in Schedule 3.9.1(a); and

                          (e) The Company has taken steps to upgrade the Holiday and DCS computer systems at the Division's Baton Rouge manufacturing plant. Such systems, as well as the J.D. Edwards system and the plant's personal computers and Lotus Notes (for e-mail) operated thereon (the "Computer Systems"), and the Computer Systems, to the best knowledge of the Company after reasonable investigation, will operate with year 2000 or later dates without material processing deficiencies.

         Section 3.10.  Litigation.

                  3.10.1. Litigation Pending or Threatened. Except as disclosed in Schedule 3.10.1 hereto: (i) there are no claims, actions, suits, hearings, arbitrations, disputes, proceedings (public or private) or governmental investigations pending or, to the knowledge of the Company, threatened, against or affecting the Assets, at law or in equity, before or by any Federal, state, municipal or other governmental or non-governmental department, commission, board, bureau, agency, court or other instrumentality, or by any private person or entity; (ii) there is no basis for any such action, suit or proceeding which would, individually or in the aggregate, have a material adverse effect on the Assets; and (iii) there are no existing or, to the knowledge of the Company, threatened, orders, judgments or decrees of any court or governmental agency materially affecting any of the Assets.

                  3.10.2. This Transaction. There are no legal, administrative, arbitration or other proceedings or governmental investigations pending or, to the knowledge of the Company, threatened, against the Division, the CRILAR JV or the Assets which seeks to enjoin or rescind the transactions contemplated by this Agreement or otherwise prevent the Company from complying with the terms and provisions of this Agreement.

         Section 3.11. Insurance. Schedule 3.11 includes a list of insurance coverages applicable to the Company which also covers the Division.

         Section 3.12. Third Party Consents. Schedule 3.12 hereto lists all approvals, authorizations, certificates and consents of all third parties (except for such approvals, authorizations, certificates and consents of governmental bodies referred to in Section 3.16 herein) necessary or required to effect the transfer to UOP of the Assets and upon receipt of the consents listed in Schedule 3.12 and the consummation of this Agreement, UOP will succeed to all of the Assets and will be entitled to hold and use the same to the full extent that each of the Division and the CRILAR JV presently has the right to hold and use the same.

         Section 3.13.  Permits; Compliance; Reports; Clearances.

                  3.13.1. Necessary Permits. Schedule 3.13.1 hereto sets forth all approvals, authorizations, certificates, consents, licenses, orders and permits (except for sales and use tax permits and franchise tax registrations) of all governmental agencies, whether Federal, state or local, necessary to the operation of the Assets, including, without limitation, all permits and approvals for the discharge of by-products and waste material into a public waste discharge system (including those contemplated under the Servitude Agreement by and between Kaiser Aluminum Corporation and the Company effective December 23, 1996), and except as set forth on Schedule 3.13.1 hereto, all such approvals, authorizations, certificates, consents, licenses, orders and permits are in full force and effect and no approval, authorization, certificate, consent, license, order or permit of the Division has been denied or revoked within the past five (5) years.

                  3.13.2. Compliance with Law. Except as set forth on Schedule
3.13.2 hereto, the use and ownership of the Assets does not violate or infringe in any material respect any Federal law (including, without limitation, any that relate to health and safety, environmental protection and pollution control, sale and distribution of products and services, anti-competitive practices, collective bargaining, equal opportunity and improper payments) or any foreign, state, local or other laws, statutes, ordinances, regulations, or any order, writ, injunction or decree of any court, commission, board, bureau, agency or instrumentality. Any single or aggregate violation or infringement shall be deemed to be "material" under this Subsection 3.13.2 if such violation or infringement leads to any losses (as such term is defined in Subsection 8.2.1) for UOP equal to or greater than Twenty- Five Thousand Dollars ($25,000).

                  3.13.3. Reports. Except as set forth on Schedule 3.13.3 delivered hereunder, all reports, documents and notices required to be filed, maintained or furnished with or to all governmental regulatory authorities by the Division, or by the Company on behalf of the Division, and for the CRILAR JV, including, without limitation, all state and local governmental and regulatory authorities of the Federal government, the States of Louisiana, Delaware, Georgia and the County of Fulton, Georgia and East Baton Rouge Parish, Louisiana, have been so filed, maintained or furnished. All such reports, documents and notices are true and correct in all material respects and, to the extent required to be kept in the public inspection files of each of the Company and the CRILAR JV, are kept in such files.

         Section 3.14.  Environmental Protection.

                  3.14.1. Environmental Permits. Except as set forth in Schedule
3.14.1 delivered hereunder the Company has obtained all permits, licenses and other authorizations related to the Assets and which are required under Federal, state, local and foreign laws relating to pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes or any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder (the "Environmental Laws"). Schedule 3.16.1 delivered hereunder sets forth (i) all such permits, licenses and other authorizations issued under the Environmental Laws obtained by the Division and/or the CRILAR JV and (ii) a description and good faith estimate by the Company of the costs of all capital or other expenditures estimated in good faith by the Company that may be necessary to maintain or qualify for each such permit, license or other authorization.

                  3.14.2. No Violation. Except as set forth in Schedule 3.14.1, the Division and the CRILAR JV are each in compliance in all material respects with all terms and conditions of the required permits, licenses and authorizations, and the Company also is in compliance in all material respects with all other limitations, restrictions, conditions, standards, requirements, schedules and timetables contained in the Environmental Laws. Any single or aggregate omission or act of non-compliance shall be deemed to be "material" under this Subsection 3.14.2 if such omission or act leads to any "losses" (as such term is defined in subsection 8.2.1) for UOP equal to or greater than Twenty-Five Thousand Dollars ($25,000).

                  3.14.3. No Litigation or Proceedings. Except as set forth in
Schedule 3.14.1, there is no pending civil or criminal litigation, notice of violation or administrative proceeding relating in any way to the Environmental Laws (it being understood that any such litigation, notice or proceeding identified on Schedule 3.14.1 is an Excluded Liability as provided in Subsection
1.4.3 herein), including but not limited to notices, demand letters, claims, litigations or proceedings based upon or relating to any federal, state or local Environmental Law.

                  3.14.4. No Notice. Except as set forth in Schedule 3.14.1, the Company does not have any reason to know of any threatened or potential civil or criminal litigation, notice of violation or administrative action relating in any way to the Environmental Laws and involving the Assets.

                  3.14.5. No Basis For Liability. Except as set forth in
Schedule 3.14.1, there are no past, present or, to the knowledge of the Company, future events, conditions, circumstances, activities, practices, incidents, actions or plans which may interfere with or prevent continued compliance with the Environmental Laws, or which may give rise to any common law or legal liability, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, study, or investigation, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling, or the emission, discharge, release or threatened release into the environment, of any pollutant, contaminant, chemical, or industrial, toxic or hazardous substance or waste (including but not limited to refractory brick), including, without limitation, any liability arising, or any claim, action, demand, suit, proceeding, hearing, study or investigation which may be brought under any Environmental Laws.

                  3.14.6. No Expenditures. Except as set forth in Schedule 1.4.3 and 3.14.1, the Company is not required to make any capital or other expenditures to comply with any Environmental Law existing as of Closing, nor is there any reasonable basis on which any governmental or regulatory body or agency could take any action that would require any such capital or other expenditures.

         Section 3.15.  Product Warranties.

                  3.15.1. Warranty Statements. Schedule 3.15.1 delivered hereunder sets forth true, correct and complete copies of the current standard forms and statements of product warranties and guaranties adopted by the Company with respect to any product or service provided by the Division and/or the CRILAR JV prior to Closing. Except as set forth on Schedule 3.15.1, there have not been any material deviations from such warranties and guaranties during such period, and salesmen, employees and agents of the Division and/or the CRILAR JV are not authorized to undertake obligations to any customer or other third parties in excess of such written warranties or guaranties.

                  3.15.2. Product Warranty Claims. Schedule 3.15.2 delivered hereunder lists all claims made orally and/or in writing to the Company in existence as of the date hereof with respect to product warranties and guaranties on products or services provided by the Division and/or the CRILAR JV together with a brief description of the material facts relating to each such claim.

         Section 3.16.  Government Authorizations.

                  3.16.1. U.S. Authority. Execution, delivery and performance of this Agreement by the Company, and consummation of the transactions contemplated hereby, will not require any consent, approval, authorization, or permit from, or any filing with or notification to, any United States, state or local governmental or regulatory authority except with respect to the following:

                          (a) The pre-merger notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, 15 U.S.C. ss. 18a, and the regulations promulgated pursuant thereto (the "HSR Act");

                          (b) Such consents, approvals, authorizations, permits and filings identified on Schedule 3.16.1 delivered hereunder; and

                          (c) Such consents, approvals, authorizations, permits and filings the failure to obtain or make would not have, in the aggregate, a material adverse effect on the Assets.

                  3.16.2. Foreign Authority. Execution, delivery and performance of this Agreement by the Company, and consummation of the transactions contemplated hereby, will not require any consent, approval, authorization, or permit from, or any filing with or notification to, any governmental or regulatory authority outside the United States.

         Section 3.17.  Tax Matters.

                  3.17.1. Returns. All material tax returns, reports and forms (collectively the "Returns") required to be filed on or before the Closing Date by, or with respect to any activities of, the Company, with any domestic or foreign taxing authority, have been or will be filed in accordance with all applicable laws, are in all material respects (and, as to Returns not filed as of the date hereof, will be) true, complete and correct, and all taxes, fees, penalties, assessments, interest and other governmental charges (collectively "Taxes") which were shown to be due on such Returns have been or will be paid (either directly by the Company or indirectly through applicable tax sharing arrangements) on or before their due dates.

         Section 3.18. Brokers. Except as set forth in Schedule 3.18, the Company has not paid or become obligated to pay any fee or commission to any broker, finder, investment banker or other intermediary in connection with the transactions contemplated by this Agreement. The Company shall be fully responsible for any such fees, and UOP shall not have any liability whatsoever therefor.

         Section 3.19. Material Disclosures. No statement, representation or warranty made by the Company in this Agreement, in any Exhibit hereto or Schedule delivered hereunder, or in any certificate, statement, list, schedule or other document furnished or to be furnished to UOP hereunder, contains any untrue statement of a material fact, or fails to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                                     OF UOP

         UOP hereby represents and warrants to the Company, as of the date hereof, and as of the Closing Date, as follows:

         Section 4.1. Organization. UOP is a limited liability company duly formed under the laws of the state of Delaware, validly existing and in good standing under the laws of the States of Delaware, Illinois and Louisiana, and has the requisite corporate power and authority to own, operate or lease the properties: (i) that UOP requires to carry on its businesses in all material respects as such is now being conducted, and (ii) of the Division after consummation by UOP of its acquisition pursuant to this Agreement .

         Section 4.2.  Corporate Authorization.

                  4.2.1. Authority. UOP has all requisite corporate power and authority to enter into and perform this Agreement and to consummate the transactions contemplated hereby. This Agreement is a valid and binding obligation of UOP, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application referring to or affecting enforcement of creditor's rights, or by general equitable principles.

                  4.2.2. No Breach or Violation. Execution, delivery and performance of this Agreement by UOP and consummation of the transactions contemplated hereby will not cause a breach or default or otherwise conflict with any term or provision of the following:

                         (a) UOP's certificate of formation and limited liability company agreement, as amended;

                         (b) Any note, bond, mortgage or indenture to which UOP is a party or by which UOP is bound (i) where such violation, breach, or default would have a material adverse effect on the business, results of operations, or financial condition of UOP and its subsidiaries, considered as a whole, or (ii) as to which required consents, amendments or waivers shall have been obtained by UOP prior to the Closing for any such violation, breach or default; or

                         (c) Any court or administrative order, writ or injunction or process, or any consent decree to which UOP is a party or by which UOP is bound (i) where such violation, breach or default would have a material adverse effect on the business, results of operations or financial condition of UOP and its subsidiaries, considered as a whole, or (ii) as to which required consents, amendments or waivers shall have been obtained by UOP prior to the Closing for any such violation, breach or default.

         Section 4.3.  Government Authorizations.

                  4.3.1. U.S. Authority. Execution, delivery and performance of this Agreement by UOP and consummation of the transaction contemplated hereby, will not require any consent, approval, authorization, or permit from, or any filing with or notification to, any United States, state or local governmental or regulatory authority except with respect to the following:

                         (a) The pre-merger notification requirements of the HSR Act;

                         (b) Such other consents, approvals, authorizations, permits and filings identified on Schedule 4.3.1 delivered hereunder; and

                         (c) Such other consents, approvals, authorizations, permits and filings the failure to obtain or make would not have, in the aggregate, a material adverse effect on UOP's ability to deliver the Purchase Price at Closing.

                  4.3.2. Foreign Authority. Execution, delivery and performance of this Agreement by UOP, and consummation of the transaction contemplated hereby, will not require any consent, approval, authorization, or permit from, or any filing or notification to, any governmental or regulatory authority outside the United States.

         Section 4.4. Brokers. UOP has not paid or become obligated to pay any fee or commission to any broker, finder, investment banker or other intermediary in connection with the transactions contemplated by this Agreement.

                                    ARTICLE V

                                    COVENANTS

         Section 5.1. Conduct of the Business. Except as contemplated by this Agreement or as otherwise agreed to in writing by UOP, during the period from the date of this Agreement to the close of business on the Closing Date, the Company will conduct the business of the Division and the CRILAR JV diligently and substantially in the same manner as heretofore conducted and will maintain the Assets in the ordinary course of business and consistent with the Company's past practices.

                  5.1.1. Affirmative Covenants. The Company shall at all times from the date hereof through the Closing Date:

                         (a) Use its reasonable best efforts to preserve and protect the goodwill, rights, properties, assets and business organization of the Division and the CRILAR JV;

                         (b) Use its reasonable best efforts to keep available the services of the Employees and to maintain good employee relationships;

                         (c) Use its reasonable best efforts to preserve and protect the relationships of the Division and the CRILAR JV with creditors, suppliers, customers, licensors, licensees, contractors, distributors, the Government, lessors and lessees and others having business relationships with it;

                         (d) Maintain the Assets in good and customary repair, order and condition, reasonable wear and tear, damage by fire and other casualty excepted, and promptly repair, restore or replace any Assets which are damaged or destroyed by fire or other casualty, whether insured or uninsured;

                         (e) Comply with all applicable Federal, state and local laws, rules and regulations;

                         (f) File all tax returns required to be filed and make timely payment of all taxes shown to be due on such returns;

                         (g) Use its reasonable best efforts to obtain, prior to the Closing Date, all consents, approvals and waivers, including all such consents, approvals or waivers required to be obtained from the government (whether Federal, state or local), its customers and lessors, and consents of the other parties to any teaming agreements, partnerships or other arrangements between the Company and any other person or entity, necessary or required to vest in UOP all of the Company's rights and title to, and interest in, the Assets in conformity with the representations and warranties of the Company herein;

                         (h) Promptly notify UOP in writing of any material adverse change in the Assets, or the Company, including without limitation any material adverse change in the results of operations or financial condition of the Division or the CRILAR JV, or any material adverse change with respect to the relationships of the Division or the CRILAR JV or its creditors, suppliers, customers, licensors, licensees, lessors and lessees, and others having business relationships with it;

                         (i) Promptly notify UOP in writing of the overt threat, institution or receipt of any claim, action, suit, inquiry, proceeding, notice of violation, demand letter, subpoena, government audit or disallowance by or before any court or governmental or other regulatory or administrative agency;

                         (j) Promptly supplement or amend and deliver to UOP the Schedules that the Company is required to prepare hereunder with respect to any matter arising hereafter which, if existing or occurring as of the date of this Agreement, would have been required to have been set forth and described in such Schedule. No supplement or amendment of a Schedule made pursuant to this Subsection 5.1.1(j) shall be deemed to cure any fraud or deliberate breach of any representation or warranty made in this Agreement.

                  5.1.2. Negative Covenants. The Company will not do any of the following, without the written consent of UOP which shall not be unreasonably delayed or withheld, from the date hereof through the Closing Date:

                         (a) Incur or agree to incur any obligation or liability (absolute or contingent) in connection with any of the Assets, except liabilities incurred in the ordinary course of business and liabilities arising out of, incurred in connection with, or related to the consummation of this Agreement;

                         (b) Sell, transfer, assign, license or otherwise dispose of, or encumber in any way, any of the Assets, excepting disposition of the Assets in the ordinary course of business, or disposition of such properties or assets as are no longer used or usable in the Division and/or the CRILAR JV;

                         (c) Except in the ordinary course of business, waive or cancel any of its rights or claims relating to the Assets;

                         (d) Make or commit to any capital expenditure, or group of related capital expenditures, in excess of One Hundred Thousand Dollars ($100,000), except those identified on Schedule 5.1.2(d); or

                         (e) Enter into, commit or propose to enter into any contract, commitment or agreement with any customers or potential customers or suppliers or potential suppliers, the estimated revenues or estimated costs to the Division and/or the CRILAR JV from such contract, commitment or agreement would exceed One Hundred Thousand Dollars ($100,000) or last for a term of six (6) months or more; or

                         (f) Enter into or renew any lease of real property.

         Section 5.2.  Access to Information.

                  5.2.1. Access. From and after the date of this Agreement and until the Closing Date, UOP and its agents and representatives shall have full and complete access to all properties (whether real or personal), books and records of the Company relating to the Division and the CRILAR JV (the confidentiality of which UOP agrees to maintain) for purposes of conducting such investigations, appraisals or audits at its own expense as UOP deems necessary or advisable under the circumstances, and to discuss the Company, related business affairs, and condition (financial or otherwise) of the Company and the Assets with such persons, including but not limited to the directors, officers, employees, accountants, landlords, counsel and creditors of the Company as UOP considers necessary for the purposes of conducting such investigations, appraisals or audits in connection with the transactions contemplated by this Agreement.

                  5.2.2. Customer Introductions. The Company shall, upon request of UOP, introduce UOP, or arrange for a personal introduction of UOP's representatives, to customers of the Division and/or the CRILAR JV for the purpose of insuring good customer relationships immediately following the Closing.

                  5.2.3. Access After Closing. UOP shall make available to the Company, its accountants, attorneys and other authorized representatives, upon reasonable notice after Closing, the books and records of the Company obtained from the Company pursuant to this Agreement, for inspection and copying. UOP shall furnish to the Company, and the Company shall furnish to UOP, all financial and tax return information as reasonably may be requested after the Closing for the purpose of filing and/or defending tax returns of the Company or UOP, or a subsequent purchaser of any of the Assets. UOP shall not destroy or discard any books or records of the Company obtained from the Company pursuant to this Agreement without first offering same to the Company within ten (10) years of the Closing; it being understood that UOP shall not be liable to the Company for the inadvertent destruction or loss of such books and records.

         Section 5.3. Filings and Authorizations. The Company and UOP shall use their best efforts, promptly after the date hereof, to comply with all Federal, state, and local laws and regulations and to obtain all necessary governmental authorizations, approvals, permits, licenses and waivers, with regard to the transactions contemplated by this Agreement.

                  5.3.1. HSR Act Filings. The Company and UOP each shall complete and file all reports and forms, and promptly respond to all second requests or requests for additional information, as may be required by or authorized under the HSR Act.

                  5.3.2. General. The Company and UOP shall each use their reasonable best efforts to take all actions necessary, proper, or deemed by them advisable, to fulfill promptly their obligations hereunder and to consummate the transactions contemplated by this Agreement. The Company and UOP will coordinate and cooperate with each other in exchanging such information and supplying such reasonable assistance as may be requested by the other in connection with the foregoing.

         Section 5.4.  Administration of Accounts.

                  5.4.1. In Trust For UOP. All payments and reimbursements made in the ordinary course by any third party in the name of or to the Company in connection with or arising out of the Assets and Assumed Liabilities after the Closing Date shall be held by the Company in trust to the benefit of UOP and immediately upon receipt by the Company of any such payment or reimbursements, the Company shall pay over to UOP the amount of such payment or reimbursement.

                  5.4.2. In Trust For the Company. All payments and reimbursements made in the ordinary course by any third party in the name of or to UOP in connection with or arising out of the Excluded Assets and Excluded Liabilities after the Closing Date shall be held by UOP in trust to the benefit of the Company and, payment or reimbursement, UOP shall pay over to the Company, the amount of such payment or reimbursement.

                  5.4.3. Accounts Payable by the Company. The Company shall pay all of the accounts payable of the Division outstanding as of the Closing (a most recent list of which shall be provided by the Company to UOP at the Closing and updated to the Closing within fifteen (15) days thereafter) in accordance with the payment terms of such payables.

                  5.4.4. Accounts Receivable of the Company. To the extent that any of the accounts receivable of the Company relating to the Division recorded as of the Closing Date (a most recent list of which shall be provided by the Company to UOP at the Closing and updated to the Closing within fifteen (15) days thereafter) is or becomes in dispute, the Company agrees to consult with UOP by written notice (providing sufficient information to UOP of the dispute) and thereafter seek to remedy the dispute at least fifteen (15) business days before taking any action to enforce collection of the disputed accounts receivable.

         Section 5.5.  Tax Matters.

                  5.5.1. The Company's Obligations. The Company acknowledges its legal obligations to pay Taxes relating to all items of income, loss, deduction and credit attributable to the Company or relating to ownership of the Assets with respect to any periods up to and including the Closing Date.

                  5.5.2.  UOP's Obligations.

                          (a) UOP acknowledges its legal obligations to pay Taxes relating to all items of income, loss, deduction and credit relating to ownership of the Assets with respect to any periods after the Closing Date.

                          (b) UOP shall take all such steps as are necessary (with full cooperation and assistance of the Company) to record the transactions contemplated hereunder by this Agreement, as necessary in the opinion of UOP, with any Federal, state, local or foreign recording office.

                  5.5.3.  Tax on Transaction.

                          (a) The Company agrees to pay all taxes, assessments, transfer, recording, or other fees and charges which may be imposed with respect to the sale and purchase of the Assets under this Agreement, including those imposed on UOP. For taxes such as sales and use, excise, value added and similar type taxes, which require the Company to collect from UOP, the Company will report and pay any tax due. In addition, the Vice President and Chief Financial Officer or other Senior Officer of the Company thereafter shall promptly deliver a certificate to UOP stating that such sales and use, excise, value added or other tax returns have been filed and tax remitted. With respect to taxes, fees, assessments and other charges reported and paid directly by UOP, the Company will reimburse UOP for those taxes, fees, assessments or other charges within thirty (30) days of the submission of proof of payment to the Company.

                          (b) With respect to any penalties and interest arising with respect to the transfer of taxes, both parties agree that the party whose actions or inactions resulted in the penalties and interest will bear the burden of the penalty and interest. If both parties are at fault, or a fault cannot be determined, the parties agree to share the penalties and interest equally.

                  5.5.4.  Tax Controversies, Assistance and Cooperation.

                          (a) Notice. In the event any Tax Authority informs either party of any notice of proposed audit, claim, assessment or any other dispute concerning an amount of Taxes with which the other party may incur liability hereunder, the party so informed shall promptly notify the other party of such matter. Such notice shall contain factual information (to the extent known) describing any asserted Tax liability in reasonable detail and shall be accompanied by copies of any notice or other documents received from any Tax Authority related to this matter. If an indemnified party has knowledge of an asserted Tax liability with respect to a matter for which that party is to be indemnified hereunder and such party fails to provide the indemnifying party prompt notice of such asserted Tax liability, and (i) if the indemnifying party is precluded from contesting the asserted Tax liability in any forum as a result of the failure to give prompt notice, the indemnifying party shall have no obligation to indemnify the indemnified party for Taxes, penalties or interest arising out of such asserted Tax liability or (ii) if the indemnifying party is not precluded from contesting the asserted Tax liability in any forum, but such failure to provide prompt notice results in a monetary detriment to the indemnifying party, then any amount which the indemnifying party is otherwise required to pay to the indemnified party pursuant to this Agreement, shall be reduced by the amount of the detriment.

                           (b) Control Rights. The party obligated by law to file or report and pay the Taxes (Filing Party), shall control any audits, disputes, administrative, judicial or other proceedings related to those Taxes. Subject to the preceding sentence, (i) if the Filing Party, is indemnified by the other party for the Taxes, the other party will assume control and the Filing Party will act on behalf of the other party and exercise reasonable care to preserve all the rights, remedies and benefits allowed and (ii) should each party have a responsibility for Taxes, each party shall be entitled to full participation in that portion of the proceedings relating to the Taxes with respect to which that party may incur a liability hereunder. For purposes of this Section, the term "participation" shall include: (a) participation in conferences, meetings or proceedings with any Tax Authority, the subject matter of which includes an item for which such party may have a liability hereunder, (b) participation in appearances before any court or tribunal, the subject matter of which includes an item for which such party may have a liability hereunder and (c) with respect to the matters described in the preceding clauses (a) and (b), participation in the submission and determination of the content of the documentation, protests, memorandum of fact and law, briefs and the conduct of oral arguments and presentations.

                           (c) Consent to Settlement. UOP and the Company shall not agree to settle any Tax liability or compromise any claim with respect to Taxes, which settlement or compromise may affect the liability for Taxes, or right to a tax benefit of the other party, without the consent of the other party. Such consent shall not be unreasonably delayed or withheld.

                           (d) Assistance and  Cooperation.

                               (i) UOP and the Company agree to cooperate,
                  and cause their affiliates to cooperate, with each other and with each other's agents, including accounting firms and legal counsel, in connection with Tax matters related to the business of the Division, including (i) preparation and filing of Tax Returns, (ii) determining the liability and amount of any Taxes due or the right to and the amount of any refund of Taxes, (iii) examinations of Tax Returns, and (iv) any administrative or judicial proceedings in respect to Taxes assessed or proposed to be assessed. Such cooperation shall include each party making all information and documents in its possession relating to the business of the Division available to the other party. The parties shall retain all Tax Returns, schedules and workpapers, all material records and other documents relating thereto, until the expiration of the applicable statue of limitations (including, to the extent notified by any party, any extensions thereof) of the period to which such Tax Return and other documents and information relate. Each of the parties agrees to make available to the other party, as reasonably requested and as available, personnel (including officers, directors, employees and agents) involved in preparing, maintaining and interpreting information and documents relevant to Taxes and personnel reasonably required as witnesses for administrative or judicial proceedings.

                               (ii) As part of the cooperation, UOP and the Company each agrees to provide the other party with such assistance as may reasonably be required in connection with the preparation of any Tax Return, including the preparation of the usual and customary Tax Return information packages.

                               (iii) With respect to the property tax
                  exemptions, issued by the State of Louisiana Board of Commerce and Industry, related to the property to be transferred under this Agreement, the Company agrees to cooperate and provide assistance, as required, to effect a transfer of those exemptions by transferring the Contracts for Exemption of Ad Valorem Taxes.

                           (e) Tax Sharing Agreements. Any Tax Sharing
         Agreements between the Company and any other party relating to the Assets will terminate as of the Closing Date and will have no further effect for any taxable year (whether past, current or future).

                           (f) Short Period for Subsidiaries. The Company will include the taxable income or loss attributable to the Assets for all periods through the Closing Date and pay any taxes attributable to such income. The income attributable to the Assets will be apportioned through the period up to and including the Closing Date and the period after the Closing Date by closing the books of the Division and the CRILAR JV as of the Closing Date.

                           (g) Clearance Certificates. On or prior to the Closing Date, The Company will provide UOP, at UOP's request, with all clearance certificates or similar documents, that may be required by any governmental or taxing authority, in order to relieve UOP of any obligations to withhold or escrow any portion of the Purchase Price.

                           (h) Expenses. Each party shall bear their own expenses, incurred in connection with audits and other administrative and judicial proceedings, relating to Taxes for which such party and or its affiliates are liable under this Agreement.

         Section 5.6. Post-Closing Warranty Services. Following the Closing, UOP shall notify the Company of any claims from customers of the Division and the CRILAR JV for defective products shipped and invoiced by the Company prior to the Closing, and the Company shall be responsible for resolving in good faith and consistent with its past practice any such claim without cost or expense to UOP. The Company will consult with UOP regarding its proposed resolution of such claims for warranty service before resolving any such claim. The Company shall indemnify UOP against any loss, damage or expense resulting from any such claims for warranty services granted by this Section, subject to Article VIII (except the $100,000 Threshold set forth in Section 8.2.3(a) shall not apply).

         Section 5.7. The Company's Trade Names. UOP shall, as soon as its reasonably practicable without incurring unreasonable expense, but in no event more than eight (8) months from the Closing Date (the "Transition Period"), remove signage, change promotional and advertising materials, and stationery and packaging sent to third parties, and take such other action as is reasonable and appropriate to indicate that there is no longer any relationship between the Company and the Division, the CRILAR JV or the Assets, provided that nothing in this Section 5.7 shall oblige UOP to take such action in respect of any engineering or manufacturing drawings or prints. In addition, the Company hereby grants UOP a royalty free non-exclusive license without right to sublicense during the Transition Period to use the name LaRoche Industries Inc. for the purpose of complying with this Section 5.7 provided that UOP shall indemnify the Company, subject to Article VIII hereof except the Threshold set forth in
Section 8.2.3(a) which shall not apply, from any loss, damage or expense resulting from the use by UOP of the name LaRoche as contemplated by this
Section 5.7.

         Section 5.8. Further Assurances. From time to time after the Closing, the Company will, at its own expense, execute and deliver, or cause to be executed and delivered, such documents to UOP as UOP may reasonably request, and from time to time after the Closing, UOP will, at its own expense, execute and deliver such documents to the Company as the Company may reasonably request, in order to more effectively consummate the transactions contemplated by this Agreement.

         Section 5.9. Public Announcements. Except as required by law, the Company and UOP will consult with each other before issuing any press release or otherwise making any public statement with respect to this Agreement and the transactions contemplated hereby, and shall not issue any such press release or make any such public statement prior to such consultation without the prior written consent of the other party which shall not be unreasonably delayed or withheld.

                                   ARTICLE VI

                   CONDITIONS PRECEDENT TO OBLIGATIONS OF UOP

         Section 6.1. Conditions. The obligations of UOP under this Agreement to perform Articles I and II herein shall be subject to the fulfillment, to its reasonable satisfaction, on or prior to the Closing Date, of all of the following conditions precedent:

                  6.1.1. Representations and Warranties. All representations and warranties of the Company contained in this Agreement and in all certificates, schedules and other documents delivered by the Company to UOP or its representatives pursuant to this Agreement and/or in connection with the consummation of transactions contemplated hereby shall be true, complete and accurate in all material respects as of the date when made and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of the Closing Date, except for changes expressly permitted by this Agreement.

                  6.1.2. No Material Adverse Change. During the period from the date hereof to the Closing Date, the Company shall not have sustained any material loss or damage to the Assets, whether or not insured, which affects its ability to conduct the operations of the Division and the

CRILAR JV, nor shall there have been any material adverse change in its business, financial condition, assets, liabilities (absolute, contingent or otherwise), reserves or operations or its ability to conduct the operations of the Division and the CRILAR JV as such is presently conducted.

                  6.1.3. Schedules Delivered. All Schedules to be delivered prior to Closing to UOP by the Company hereunder shall have been so delivered with time sufficient for UOP's review and in no event later than three (3) days prior to Closing, and each such Schedule shall be satisfactory in form, and content, to UOP, such satisfaction to be determined at UOP's reasonable discretion. To the extent the Company updates any such Schedule immediately prior to Closing as required by Subsection 5.1.1, paragraph (k) herein, each such update shall be satisfactory in form, and content, to UOP, such satisfaction to be determined at UOP's reasonable discretion. With respect to items on Schedules or updates to Schedules that may be quantified in monetary terms, the parties agree that such items having an impact on the Purchase Price or Purchase Price Adjustment equal to or greater than Fifty Thousand Dollars ($50,000), individually or in the aggregate, may be objected to by UOP within the standard of reasonableness (sometimes hereinafter referred to as the "Standard of Reasonableness") under this Subsection 6.1.3.

                  6.1.4. No Adverse Facts Disclosed. Neither any investigation of the Company by UOP nor any disclosure Schedule, nor any other document delivered to UOP in connection with this Agreement, shall have revealed any facts and circumstances which would be reasonably expected to cause a material adverse effect on the Assets or UOP's ability to conduct the business and operations of the Division or the CRILAR JV as such are presently conducted;

                  6.1.5. HSR Act Waiting Period. All waiting periods under the HSR Act with respect to the purchase and sale of the Assets and the Division and the interest of the Company in the CRILAR JV shall have been terminated or expired.

                  6.1.6. Obtaining of Consents and Approvals. The Company shall have executed and delivered to UOP, or shall have caused to be executed and delivered, any consents, waivers, approvals, permits, licenses or authorizations which, if not obtained on or prior to the Closing Date, would have a material adverse effect on the Assets or on UOP's ability to conduct the operations of the Division and the CRILAR JV immediately after the Closing.

                  6.1.7. Performance by the Company. The Company shall have performed and complied in all material respects with all agreements, covenants, obligations and conditions required by this Agreement to be performed or complied with by the Company on or before the Closing Date, and all Schedules delivered by the Company hereunder shall be acceptable in form and content to UOP and its counsel within the Standard of Reasonableness. In addition, the Company and UOP shall have simultaneously with the Closing hereunder consummated the transactions contemplated by the Asset Purchase Agreement (the "APA") between UOP and the Company of even date herewith.

                  6.1.8. Absence of Litigation. There shall not be in effect any order enjoining or restraining the transactions contemplated by this Agreement, and there shall not be instituted or pending any action or proceeding before any Federal, state or foreign court or governmental agency or other regulatory or administrative agency or instrumentality (i) challenging the acquisition by UOP of the Assets and the business of the Division or otherwise seeking to restrain or prohibit consummation of the transactions contemplated by this Agreement, or seeking to impose any material limitations on any provision of this Agreement, or (ii) seeking to compel UOP or the Company to dispose of or hold separate a material portion or the business of the Division or Assets as a result of the transactions contemplated by this Agreement.

                  6.1.9. Officer's Certificate. UOP shall have received a certificate, dated the Closing Date, executed on behalf of the Company by an appropriate officer stating that the representations and warranties set forth in
Article III hereof continue to be true and correct and that the conditions set forth in Sections 6.1.1 through 6.1.8 hereof have been satisfied.

                  6.1.10. Delivery of Documents. The execution and delivery to UOP by the Company of the following, all dated as of the Closing Date:

                          (a) the Bill of Sale with respect to the Assets in substantially the form attached hereto as Exhibit B;

                          (b) the Inventory Holdback Agreement in substantially the form attached hereto as Exhibit A;

                          (c) such other conveyances, instruments of title, assignments, consents, recordings, and other documents as may be, in the reasonable opinion of UOP, necessary or proper to transfer to UOP ownership of the Assets and rights being acquired by UOP hereunder;

                          (d) certified resolutions of the Board of Directors of the Company duly authorizing the execution and delivery of this Agreement and the performance by the Company of its obligations hereunder;

                          (e) such other documents, instruments and certificates as may be reasonably requested by UOP or its counsel to effectuate the transactions contemplated by this Agreement.

                  6.1.11. Approval by UOP Board. UOP shall have received certified resolutions of the Board of Managers of UOP duly authorizing the execution and delivery of this Agreement and the performance by UOP of its obligations hereunder.

         Section 6.2. Waiver. UOP may, at its sole discretion, waive in writing fulfillment of any or all of the conditions set forth in Section 6.1 of this Agreement, provided that such waiver granted by UOP pursuant to this Section 6.2 shall have no effect upon or as against any of the other conditions not so waived.

                                   ARTICLE VII

               CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY

         Section 7.1. Conditions. The obligations of the Company under this Agreement to perform Articles I and II herein shall be subject to the fulfillment, to its reasonable satisfaction, on or prior to the Closing Date, of all of the following conditions precedent:

                  7.1.1. Representations and Warranties. The representations and warranties of UOP contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of the Closing Date.

                  7.1.2. HSR Act Waiting Period. All waiting periods under the HSR Act with respect to the purchase and sale of the Assets and the Division shall have been terminated or expired.

                  7.1.3. Performance by UOP. UOP shall have performed and complied in all material respects with all agreements, covenants, obligations and conditions required by this Agreement to be performed or complied with by UOP on or before the Closing Date. In addition, the Company and UOP shall have simultaneously with the Closing hereunder consummated the transactions contemplated by the Asset Purchase Agreement between UOP and the Company of even date herewith.

                  7.1.4. Absence of Litigation. There shall not be in effect any order enjoining or restraining the transactions contemplated by this Agreement and there shall not be instituted or pending any action or proceeding before any Federal, state or foreign court or governmental agency or other regulatory or administrative agency or instrumentality (i) challenging the acquisition by UOP of the Assets or otherwise seeking to restrain or prohibit consummation of the transactions contemplated by this Agreement, or seeking to impose any material limitations on any provision of this Agreement, or (ii) seeking to compel UOP or the Company to dispose of or hold separate a material portion of the business of the Division or Assets as a result of the transactions contemplated by this Agreement.

                  7.1.5. Officer's Certificate. The Company shall have received a certificate, dated the Closing Date, executed on behalf of UOP by an appropriate officer stating that the representations and warranties set forth in
Article IV hereof continue to be true and correct and that the conditions set forth in Sections 7.1.1 through 7.1.4 hereof have been satisfied.

                  7.1.6. Obtaining of Consents and Approvals. The Company shall have obtained or provided for: (a) all consents, waivers, approvals, permits, licenses, authorizations and assignments required from third parties including governmental and regulatory authorities which are necessary and material to the consummation of the transactions contemplated by this Agreement and (b) the approval by its Board of Directors and required lenders under its Credit Agreement with Chase Manhattan Bank in order to authorize the execution and delivery of this Agreement and the performance by the Company of its obligations hereunder.

                  7.1.7. Delivery of Documents. The execution and delivery to the Company by UOP of the following, all dated as of the Closing Date:

                         (a) The Certificate of Assumption with respect to the contracts, liabilities and obligations of the Company assumed by UOP hereunder in substantially the form attached hereto as Exhibit C;

                         (b) The Inventory Holdback Agreement in substantially the form attached hereto as Exhibit A;

                         (c) Certified resolutions of the Board of Managers of UOP duly authorizing the execution and delivery of this Agreement and the performance by UOP of its obligations hereunder; and

                         (d) Such other documents, instruments and certificates as may be reasonably requested by the Company or its counsel to effectuate the transactions contemplated by this Agreement.

         Section 7.2. Waiver. The Company may, at its sole discretion, waive in writing fulfillment of any or all of the conditions set forth in Section 7.1 of this Agreement, provided that such waiver granted pursuant to this Section 7.2 shall not constitute a waiver by the Company of any other conditions not so waived.

                                  ARTICLE VIII

                                 INDEMNIFICATION

         Section 8.1.  Survival of Certain Provisions.

                  8.1.1. Survival of Representations and Warranties. All representations and warranties contained herein, in the disclosure schedules or in any certificates or other documents delivered pursuant hereto, shall not be deemed to be waived or otherwise affected by any prior knowledge of, or any investigation made by or on behalf of, any party hereto. Each and every such representation and warranty shall survive Closing and remain in full force and effect until the first (1st) anniversary of the Closing Date except in respect of those representations and warranties made in connection with or arising out of Subsections 3.6.1 (Title to the Assets), 3.13.2 (Compliance With Law) and
Section 3.14 herein (Environmental Protection) which shall survive Closing and remain in full force and effect until expiration of any rights of UOP or any third party under law or equity with respect thereto.

                  8.1.2. Covenants and Indemnification Provisions. Each covenant provision and each indemnification provision contained herein shall survive Closing and remain in full force and effect in accordance with its terms until the obligations arising thereunder have been fully performed and discharged.

         Section 8.2.  General Indemnity.

                  8.2.1. Indemnification by the Company. After the Closing Date the Company shall indemnify and hold UOP (and any wholly owned entity of UOP taking title to the Assets) harmless on a dollar-for-dollar basis from and against all losses, damages, reasonably foreseeable consequential damages, liabilities, claims, demands, obligations, deficiencies, payments, judgments, settlements, costs and expenses of any nature whatsoever (including without limitation the costs and expenses of any and all investigations, actions, suits, proceedings, demands, assessments, judgments, settlements and compromises relating thereto, and reasonable attorneys' and others' fees in connection therewith) (individually or in the aggregate "Losses") resulting from, arising out of, or due to directly or indirectly from the following:

                         (a) Any inaccuracy or misrepresentation in, or breach or non-fulfillment of, any representation or warranty of the Company, or any breach or non-fulfillment of any covenant of the Company, contained in this Agreement, in any Schedule delivered hereunder by the Company or in any certificates or documents delivered by the Company pursuant to this Agreement;

                         (b) Any and all matters or items discussed, contained or identified in the following disclosure Schedules delivered hereunder: (i) Schedule 3.4.5 (Discharge of Liabilities), (ii) Schedule
         3.10.1 (Litigation), (iii) Schedule 3.13.2 (Compliance with Law), and
         (iv) Schedule 3.14.1 (Environmental Protection);

                         (c) Any and all Excluded Liabilities including but not limited to all liabilities specifically delineated in Section 1.4 (whether or not disclosed to UOP) including without limitation the failure to discharge when and as due the Excluded Liabilities; and

                         (d) Any and all events, circumstances, actions or omissions of the Company, its agents or affiliates, or any and all conditions existing, on or prior to the Closing Date, (whether or not disclosed to UOP) with respect to the Assets.

                  8.2.2. Indemnification by UOP. After the Closing Date UOP shall indemnify and hold the Company harmless on a dollar-for-dollar basis from and against any and all Losses resulting from, arising out of, or due directly or indirectly from the following:

                         (a) Any inaccuracy or misrepresentation in, breach or non-fulfillment of, any representation or warranty of UOP, or any breach or nonfulfillment of any covenant of UOP, contained in this Agreement, in any Schedule or Exhibit delivered hereunder by UOP, or in any certificates or documents delivered by UOP pursuant to this Agreement; and

                         (b) Any and all Assumed Liabilities.

                  8.2.3. Limitations. For purposes of this Section 8.2, and except as provided in Subsection 8.2.4 herein:

                         (a) No indemnification shall be required in respect of any such misrepresentation or breach unless the amount for which indemnity would otherwise be due for any item, loss or claim individually or in the aggregate equals or exceed One Hundred Thousand Dollars ($100,000) (sometimes hereinafter referred to as the "Threshold" or the "Threshold Provisions"), in which case the indemnifying party (the "Indemnitor") shall be responsible only for such indemnifiable amount in excess of the Threshold provided, however, that the aggregate indemnifiable amounts shall not exceed the Purchase Price. Any indemnifiable liability with respect to Losses resulting from the matters set forth in Subsection 8.2.1(a)-(d) and Subsection 8.2.2(a) and (b) herein shall include actual and consequential damages sustained by the indemnified party (the "Indemnified Party") by reason of such matters, net of any tax benefits realized by the Indemnified Party; and

                         (b) Neither the Company nor UOP shall be entitled to make any claim for indemnification under this Section 8.2, with respect to the breach of any particular representation and warranty contained herein, after the date on which such representation and warranty ceases to survive pursuant to Section 8.1 herein; provided, however, that, if prior to the date on which such representation and warranty ceases to survive, the Indemnitor shall have received written notification of a claim for indemnity hereunder specifying in reasonable detail the basis of any such claim, and such claim shall not have been finally resolved or disposed of at such date, such claim shall continue as a basis for indemnity until it is finally resolved or disposed of, subject to applicable statutes of limitation.

                  8.2.4. No Limitation on Certain Claims. The Threshold Provisions of Subsection 8.2.3(a) herein shall not apply with respect to any claims for breach of the representations and warranties of the Company contained in Section 3.16 (Permits; Compliance; Reports; Clearances); Section 3.17 (Environmental Protection), or Section 3.21 (Tax Matters) herein, and UOP shall be entitled to full and complete indemnification for such breach or default from any losses arising therefrom, including, without limitation, from any actual and reasonably foreseeable consequential damages sustained thereby but not in excess of the Purchase Price.

                  8.2.5. Single Remedy. Neither party shall seek indemnification for the same matter under both this Agreement and the IPA and the respective Exhibits thereto. An election, in writing by an officer or duly authorized agent of a party, to seek or request indemnification under this Agreement or the IPA shall be deemed to be an irrevocable waiver by that party of any right to seek compensation under the other agreement.

         Section 8.3.  Defense of Third Party Claims.

                  8.3.1. Notice. No right to indemnification hereunder shall be available to an Indemnified Party with respect to a claim from any person not a party to this Agreement unless such Indemnified Party shall have given to the Indemnitor a written notice (a "Claim Notice") describing in reasonable detail the facts giving rise to the claim for indemnification hereunder and enclosing a copy of any papers served, promptly upon the Indemnified Party becoming aware of such facts. In the case of a lawsuit being filed against any Indemnified Party, "promptly" shall mean as soon as practicable but in no event later than the earlier of: (a) ten 10 days before a responsive pleading is due or (b) thirty (30) days after the Indemnified Party is served with notice of the suit. The failure to notify the Indemnitor under this Subsection 8.3.1 shall not relieve the Indemnitor of any liability that it may have to the Indemnified Party otherwise than under this Article VIII unless such failure to notify shall have resulted in the waiver of any affirmative defenses to any third party claims or otherwise materially prejudiced the rights or ability of the Indemnitor to defend the claim, whereupon such liability of the Indemnitor to the Indemnified Party under this Article VIII shall be reduced only to the extent the Indemnitor must pay any such third party claim by reason of the waiver of an affirmative defense.

                  8.3.2. Defense of Claims. Upon receipt by the Indemnitor of a Claim Notice, the Indemnitor shall have the right to direct or control the administration and defense of the claim described therein. The Indemnified Party shall have the right to approve the Indemnitor's selection of counsel with respect to any such claim, such approval not to be delayed or withheld unreasonably. The fees and expenses of the Indemnitor's counsel as well as the fees and expenses of the Indemnified Party (incurred at the request of the Indemnitor or required by the Indemnitee to enforce its rights hereunder) shall be borne by the Indemnitor.

                  8.3.3. Settlement. The Indemnified Party may not settle a claim for which indemnification is sought without the prior written consent of the Indemnitor and shall, as soon as practicable, give written notice to the Indemnitor of any proposed settlement of any third party claim. The Indemnitor shall have the right, in its sole discretion, to settle with money any claim for which indemnification has been sought hereunder, but shall have no right to settle any such claim by agreeing to, or committing to agree on behalf of the Indemnified Party, any encumbrance, lien or pledge of the Assets, or any restriction on the conduct or business relating to the Assets as such is then being conducted. An Indemnified Party may refuse to accept a settlement proposed by the Indemnitor, but in such event the Indemnitor shall not be obligated to pay more than the amount for which the Indemnitor was willing to settle the claim (and any other Losses associated with such settlement), and the Indemnified Party shall be responsible for all Losses greater than such amount. Except following the refusal by an Indemnified Party to accept a settlement proposed by the Indemnitor, under the condition set forth in the preceding sentence, no Indemnified Party may settle a claim for which indemnification has been sought hereunder.

                  8.3.4. Cooperation. Any Indemnified Party shall make available to any Indemnitor and its attorneys and accountants, all books, records and documents relating to any claim hereunder and the parties shall render to each other reasonable assistance in the defense of any claim hereunder which arises as the result of claims made by persons not a party to this Agreement.

                  8.3.5. Apportionment. In the event a claim arises under this
Article VIII in respect of which both UOP and the Company are partially liable, such liability shall be apportioned as between UOP and the Company by mutual agreement or, in the event no such agreement can be reached, by a court or competent jurisdiction.

                                   ARTICLE IX

                                   TERMINATION

         Section 9.1. Termination Events. Subject to the provisions of Section 9.2, this Agreement may, by written notice given at or prior to the Closing in the manner hereinafter provided, be terminated and abandoned only as follows:

                  9.1.1. Breach. By either the Company or UOP upon written notice, if a material default or breach shall be made by the other, with respect to the due and timely performance of any of the other party's respective covenants and agreements contained herein, or with respect to the due compliance with any of its respective representations and warranties contained in Article III or IV, as applicable, and such default cannot be cured prior to Closing and has not been waived;

                  9.1.2. Mutual Consent. By written mutual consent of the Company and UOP; or

                  9.1.3. Closing Date. By written notice of either the Company or UOP, if the Closing shall not have occurred on or before June 2, 1999, or such later date as may be agreed upon by the parties; provided, however, that the right to terminate this Agreement under this Subsection 9.1.3 shall not be available to either of the respective parties whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date.

         Section 9.2. Effect of Termination. In the event this Agreement is terminated pursuant to Section 9.1 herein, all further rights and obligations of the parties hereunder shall terminate, except that the obligations set forth in Sections 10.2 and 10.3 herein shall survive; it being specifically agreed that if this Agreement is so terminated by either UOP or the Company because one or more of the conditions to its obligations hereunder as set forth in Articles VI and VII herein is not satisfied as a result of the other party's failure to comply with its obligations under this Agreement, the rights of the terminating party to pursue all legal remedies for breach of contract and damages shall survive such termination.

                                    ARTICLE X

                                  MISCELLANEOUS

         Section 10.1. Waiver of Bulk Sales Laws. Each of UOP and the Company hereby waive compliance by either of them or their respective subsidiaries, in connection with transactions contemplated by this Agreement, with any applicable bulk sales laws with respect to or requiring notice to any of the Company's creditors, in effect as of the Closing Date.

         Section 10.2. Confidentiality. Except for such documents, reports, information and data (including financial statements) which are or hereafter become of a public nature, prior to Closing (and, if this Agreement is terminated, for three years after the date hereof) UOP shall treat as confidential and, except as otherwise required in connection with the consummation of the transactions contemplated hereby, or except as compelled to disclose by judicial or administrative process or, in the opinion of its counsel, by other requirements of law, will not use, submit or disclose to, or file with, others, or permit any person, firm, corporation or entity under its control to use, submit or disclose to, or file with, others, any documents, reports, information or data (including financial statements) concerning the Company which UOP may obtain from the Company within 90 days of the date hereof; and, except for such documents, reports and other written materials (including financial statements) which are or hereafter become of a public nature, if this Agreement is terminated, UOP shall return to the Company any and all such documents, reports and other written materials (including financial statements) concerning the Company or the Assets as the Company may reasonably request.

         Section 10.3. Expenses. Except as otherwise provided in this Agreement, each of the respective parties to this Agreement shall pay their own costs and expenses (including all legal, accounting, broker, finder and investment banker fees) relating to this Agreement, the negotiations leading up to this Agreement, and the transactions contemplated by this Agreement.

         Section 10.4. Amendment. This Agreement shall not be amended or modified except by a writing duly executed by the Company and UOP.

         Section 10.5. Entire Agreement. This Agreement, including the Exhibits hereto and the Schedules delivered hereunder, contain all of the terms, conditions and representations and warranties agreed upon by the parties relating to the subject matter of this Agreement and supersede all prior and contemporaneous agreements, negotiations, correspondence, undertakings and communications of the parties, oral or written, respecting such subject matter.

         Section 10.6. Notices. All notices, requests, demands and other communications made in connection with this Agreement shall be in writing and shall be deemed to have been duly given on the date of delivery, if delivered by hand or by facsimile to the persons identified below, or three (3) days after mailing if mailed by certified or registered mail, postage prepaid, return receipt requested, addressed as follows:

         If to UOP:

                  UOP LLC
                  25 East Algonquin Road
                  P.O. Box 5017
                  Des Plaines, IL  60017
                  Fax:  (847) 391-2883

                  Attention:  Brian A. Loftus
                              Vice President and General Counsel



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



         With a copy to:

                  Vedder, Price, Kaufman & Kammholz
                  222 N. LaSalle Street
                  Suite 2500
                  Chicago, IL  60601
                  Fax:  (312) 609-5005

                  Attention:  Richard L. Williams III

         If to the Company:

                  LaRoche Industries Inc.
                  1100 Johnson Ferry Road, N.E.
                  Atlanta, Georgia  30342-1708
                  Fax: (404) 851-0324

                  Attention:  Gerald B. Curran, Vice President and Chief
                              Financial Officer

         With a copy to:

                  LaRoche Industries Inc.
                  1100 Johnson Ferry Road, N.E.
                  Atlanta, Georgia  30342-1708
                  Fax:  (404) 851-0430

                  Attention:  Vice President and General Counsel

Such addresses may be changed, from time to time, by means of a notice given in the manner provided in this Section.

         Section 10.7. Severability. If any provision of this Agreement is held to be unenforceable for any reason, it shall be adjusted rather than voided, if possible, in order to achieve the intent of the parties to this Agreement to the extent possible. In any event all other provisions of this Agreement shall be deemed valid and enforceable to the full extent possible.

         Section 10.8. Remedies.

                   (a) The remedies provided herein are exclusive and shall be for indemnification except that the parties shall also have the remedy of rescission in the event of fraud, provided that arbitration as contemplated by
Section 10.8(b) hereof shall not apply in the event of fraud, and all remedies available at law or in equity shall be available in a fraud action. UOP agrees that the Federal or state court in Atlanta, Georgia shall be the forum for any such action by UOP and the Company agrees that the Federal or state court in Chicago, Illinois shall be the forum for any fraud action by the Company;


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



                  (b) Claims for Indemnification under this Agreement for any matter (other than those claims for fraud) hereof shall be resolved in accordance with the procedures for arbitration set forth in Section 3(e) of the Inventory Holdback Agreement whether or not the Inventory Holdback Agreement is then in effect; and

         Section 10.9. Waiver. Waiver of any term or condition of this Agreement by either of the respective parties shall only be effective if in writing and shall not be construed as a waiver of any subsequent breach or failure of the same term or condition, or a waiver of any other term or condition, of this Agreement.

         Section 10.10. Binding Effect; Assignment. No party to this Agreement may assign or delegate, by operation of law or otherwise, all or any portion of its rights, obligations or liabilities under this Agreement without the prior written consent of the other party to this Agreement, which it may withhold in its absolute discretion except.

         Section 10.11.  Successors and Assigns.

                  10.11.1. Attachment of Obligations. Subject to the provisions of Section 10.10 herein, the rights, liabilities and obligations of the parties hereto arising under this Agreement shall (whether by operation of law or by virtue of Section 10.11.1 of this Agreement) attach to the respective parties' successors and assigns.

                  10.11.2. Survival. The provisions of this Section 10.11 shall remain in full force and effect and shall survive for an indefinite period without end.

         Section 10.12. No Third Party Beneficiaries. Except as provided in this Agreement, nothing in this Agreement shall confer any rights upon any person or entity who or which is not a party to this Agreement.

         Section 10.13. Counterparts. This Agreement may be signed in any number of counterparts with the same effect as if the signatures to each counterpart were upon a single instrument, and all such counterparts together shall be deemed an original of this Agreement.

         Section 10.14. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware and of the United States without giving effect to the doctrine of conflicts of laws.

         Section 10.15. Time of the Essence. Time shall be of the essence in the performance of this Agreement.

         Section 10.16.  Construction.

                  10.16.1. Words. All references in this Agreement to the singular shall include the plural, the plural shall include the singular where applicable, and all references to gender shall include both genders and the neuter. All references in this Agreement to days shall be calendar days unless specified as business days. All accounting terms not otherwise identified herein shall have the meanings assigned to them in accordance with GAAP consistently applied.

                  10.16.2. Cross-References. References in this Agreement to any Article shall include all Sections, Subsections, and Paragraphs in such Article; reference in this Agreement to any Section shall include all Subsections and Paragraphs in such Section; and references in this Agreement to any Subsection shall include all Paragraphs in such Subsection. Words "herein," "hereof," "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular paragraph or other subdivision unless the context otherwise so admits.

                  10.16.3. No Presumption. In interpreting any provision of this Agreement no presumption shall be drawn against the party drafting the provision.

                  10.16.4. Exhibits and Schedules. Exhibits and Schedules referred to herein are hereby incorporated into and made part of this Agreement.

                  10.16.5. Headings. The table of contents and the headings to each Article, Section and Subsection herein are for the purposes of convenience only and shall not be read or interpreted as having any meaning or effect.

                             EXECUTION AND DELIVERY

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement with legal and binding effect as of the date and year first above written.


UOP LLC                            THE COMPANY

                                   LAROCHE INDUSTRIES INC.

By: /s/ Carlos A. Cabrera          By: /s/ Gerald B. Curran
   ---------------------------        ------------------------------------
Name: Carlos A. Cabrera            Name:  Gerald B. Curran
     -------------------------
Title: Vice President              Title:  Vice President and Chief Financial
      ------------------------             Officer




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

"Exhibits and schedules omitted intentionally, but will be provided upon request."